UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

__________________

SCHEDULE 14A

__________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

THE LOVESAC COMPANY

(Name of Registrant as Specified in its Charter)

_____________________________________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) below per Exchange Act Rules 14a-6(i)(1) and 0-11.

THE LOVESAC COMPANY
421 Atlantic Avenue, Suite 200
Stamford, CT 06901

April 24, 2025

Dear Fellow Stockholders:

You are invited to attend the 2025 Annual Meeting of Stockholders of The Lovesac Company at (the “Company”) 10:00 a.m. Eastern Time on June 10, 2025, to be conducted virtually via live webcast by pre-registering at https://web.viewproxy.com/LovesacCompany/2025.

The following Notice of Annual Meeting of Stockholders outlines the business to be conducted at the virtual 2025 Annual Meeting of Stockholders. All stockholders of record of our common stock at the close of business on April 17, 2025, the record date, are entitled to notice of and to vote at this meeting and any continuation, postponement, or adjournment thereof.

You will be able to attend the virtual 2025 Annual Meeting of Stockholders by first registering at https://web.viewproxy.com/LovesacCompany/2025. You will receive a meeting invitation by e-mail with your unique link to join along with a password prior to the meeting date. Stockholders will be able to listen, vote and submit questions during the virtual 2025 Annual Meeting of Stockholders. All registrations to attend the virtual 2025 Annual Meeting must be received by 11:59 p.m. Eastern Time on June 10, 2025. Whether or not you expect to attend, we urge you to vote as promptly as possible. If you vote in advance you may still decide to attend the virtual 2025 Annual Meeting of Stockholders and vote your shares during the meeting. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

On behalf of the Board of Directors of The Lovesac Company, I would like to take this opportunity to thank our stockholders for their continued support of Lovesac.

Sincerely yours,

Shawn D. Nelson
Founder and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 10, 2025

You are cordially invited to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of The Lovesac Company at 10:00 a.m. Eastern Time on June 10, 2025, to be conducted virtually via live webcast by pre-registering at https://web.viewproxy.com/LovesacCompany/2025.

PROXY MATERIALS

We have elected to provide electronic access to our Annual Meeting materials, which include the Proxy Statement accompanying this Notice of Annual Meeting, in lieu of mailing printed copies. On or about April 24, 2025, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our Proxy Statement, our Annual Report on Form 10-K for the fiscal year ended 2025 (“2025 Annual Report”), and form of proxy.

PROPOSALS

(1)    To elect seven (7) directors to the Board of Directors to serve until the 2026 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

(2)    To provide advisory approval of the Company’s fiscal 2025 compensation for its named executive officers as disclosed in this Proxy Statement;

(3)    To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 1, 2026; and

(4)    To conduct any and all other business that may properly come before the Annual Meeting or any continuation, postponement, or adjournment thereof.

RECORD DATE

If you were a stockholder of record on April 17, 2025, you may vote your shares at the Annual Meeting.

VOTING

You may vote your shares at the Annual Meeting by following the instructions on the Notice of Internet Availability of Proxy Materials. You may vote on the Internet, by telephone or by completing and returning a proxy card to us in the envelope provided. Further information about how to register for and attend the virtual Annual Meeting, vote your shares online during the meeting and submit questions online during the meeting is included in the accompanying Proxy Statement. Even if you have voted by proxy, you may still vote if you attend the virtual Annual Meeting. If your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder. You can revoke a proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the Proxy Statement. Please read the entire Proxy Statement before casting your vote.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING:    Our 2025 Annual Report, this Notice of Annual Meeting, the Proxy Statement and the proxy card are available electronically at https://www.astproxyportal.com/ast/22259.

REVIEW THE PROXY STATEMENT AND VOTE IN ONE OF THREE WAYS:
Refer to the enclosed proxy materials or information provided by your broker or other holder of record to see which voting methods are available to you.	INTERNET Visit the website on your proxy card	BY TELEPHONE Call the number on your proxy card	BY MAIL Sign, date and return your proxy card in the enclosed envelope

By Order of the Board of Directors

Megan C. Preneta
Vice President, General Counsel and Secretary
April 24, 2025

PROXY STATEMENT
2025 ANNUAL MEETING OF STOCKHOLDERS
To be held on Tuesday, June 10, 2025

i

TRADEMARKS

The Lovesac Company owns or has rights to use multiple trademarks that it uses in conjunction with the operation of its business. The trademarks of The Lovesac Company, which are registered in U.S. Patent and Trademark Of ice, are LOVESAC, DESIGNED FOR LIFE FURNITURE CO., DESIGNED FOR LIFE, DFL, ALWAYS FITS, FOREVER NEW, TOTAL COMFORT, THE WORLD’S MOST ADAPTABLE COUCH, SACTIONALS, LOVESOFT, SIDE, STEALTHTECH, SACTIONALS POWER HUB, THE WORLD’S MOST COMFORTABLE SEAT, SACS, SAC, SUPERSAC, MOVIESAC, CITYSAC, GAMERSAC, SQUATTOMAN, DURAFOAM, FOOTSAC, ROOM FOR TWO, and REWRITING THE RULES OF COMFORT. Solely for convenience, the Company only uses the ™ or ® symbols the first time any trademark or trade name is mentioned. Such references are not intended to indicate in any way that the Company will not assert, to the fullest extent permitted under applicable law, its rights to its trademarks and trade names. Each trademark or trade name of any other company appearing in this Annual Report on Form 10-K is, to the Company’s knowledge, owned by such other company.

ii

GENERAL INFORMATION

Why am I receiving these materials?

The Board of Directors of The Lovesac Company (which we refer to in this Proxy Statement as “we”, “our”, “us” or “Lovesac”) is providing you these proxy materials in connection with the Board’s solicitation of proxies from our stockholders for our 2025 Annual Meeting of Stockholders (which we refer to as the “Annual Meeting”) and any adjournments and postponements of the Annual Meeting. The Annual Meeting will be held virtually at https://web.viewproxy.com/LovesacCompany/2025 on Tuesday, June 10, 2025, commencing at 10:00 a.m. Eastern Time.

We have mailed the Notice of Internet Availability of Proxy Materials to all stockholders and beneficial owners of record as of April 17, 2025, the record date for the Annual Meeting (the “Record Date”). All stockholders will have the ability to access the proxy materials via the Internet, including this Proxy Statement, as filed with the U.S. Securities and Exchange Commission, (the “SEC”), and our 2025 Annual Report on or about April 24, 2025 at https://www.astproxyportal.com/ast/22259. The Notice of Internet Availability of Proxy Materials includes information on how to access the proxy materials, how to submit your vote on the Internet, by phone, by mail, or how to request a paper copy of the proxy materials.

What is the purpose of the Annual Meeting?

At the Annual Meeting, you and our other stockholders entitled to vote at the Annual Meeting are requested to vote on proposals to (1) elect seven (7) members of our Board of Directors to serve until our 2026 Annual Meeting of Stockholders; (2) provide advisory approval of the Company’s fiscal 2025 compensation for its named executive officers; (3) ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2026; and (4) conduct any and all other business that may properly come before the Annual Meeting or any continuation, postponement, or adjournment thereof.

Who is entitled to attend and vote at the Annual Meeting?

Only stockholders of record as of the close of business on the Record Date, or the holders of their valid proxies may attend and shall be entitled to vote at the Annual Meeting and any adjournment or postponement of the Annual Meeting. As of the close of business on the Record Date, 14,845,078 shares of our common stock were outstanding and entitled to vote. Each share of common stock entitles the record holder to one vote on each matter to be voted upon at the Annual Meeting.

What do I need to do to attend the Annual Meeting virtually?

To attend our virtual Annual Meeting live via the Internet, you must register at https://web.viewproxy.com/LovesacCompany/2025 by 11:59 PM Eastern Time on Monday, June 9, 2025, using your Control Number that was included in your proxy card. If you hold your shares beneficially through a bank or broker, you must provide a legal proxy from your bank or broker during registration and you will be assigned a Control Number to vote your shares during the Annual Meeting. If you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the Annual Meeting (but will not be able to vote your shares) so long as you demonstrate proof of stock ownership. Further instructions on how to connect and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at https://web.viewproxy.com/LovesacCompany/2025.

On the day of the Annual Meeting, if you have properly registered, you may enter the Annual Meeting at https://web.viewproxy.com/LovesacCompany/2025 by logging in using the password you received via e-mail in your registration confirmation. You are entitled to attend our Annual Meeting only if you were a stockholder as of the Record Date. A webcast replay of the Annual Meeting will be available at https://web.viewproxy.com/LovesacCompany/2025 until the earlier of June 10, 2026 or the date of the next Annual Meeting of Stockholders to be held in 2026.

Is a list of stockholders available?

A list of our stockholders will be available for review at our executive offices in Stamford, Connecticut, during ordinary business hours for a period of ten days prior to the meeting. Stockholders interested in viewing the list should contact InvestorRelations@lovesac.com or Secretary@lovesac.com at least 48 hours prior to any visit. All visitors are subject to the Company’s safety protocols.

What constitutes a quorum?

The presence by attendance at the Annual Meeting through the virtual webcast or by proxy duly authorized of the holders of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting is required to constitute a quorum for the transaction of business at the Annual Meeting.

Broker non-votes (which are explained under “What are broker non-votes?”) and abstentions will be included in determining the presence of a quorum at the Annual Meeting, but abstentions will not be counted or have an effect on the outcome of any matter except with respect to the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2026 which is considered a routine matter for which brokers are permitted to vote your shares held by them in their discretion in the event that they do not receive voting instructions from you.

What are broker non-votes?

Broker non-votes occur when a person holding shares through a bank or broker, meaning that their shares are held in a nominee name or beneficially through such bank or broker, does not provide instructions as to how to vote their shares and the bank or broker is not permitted to exercise voting discretion. Under the listing rules of the Nasdaq Global Market (“Nasdaq”), your bank or broker is only permitted to exercise voting discretion on routine matters. Accordingly, your bank or broker may vote shares held in beneficial name only with respect to Proposal 3: Ratification of the Appointment of the Independent Registered Public Accounting Firm for the Fiscal Year Ending February 1, 2026 but may not vote on any other matter to be voted at the Annual Meeting. Broker non-votes will have no effect on the vote for Proposal 1: Election of Directors, or Proposal 2: Advisory Approval of the Company’s Fiscal 2025 Compensation for its Named Executive Officers as disclosed in this Proxy Statement.

What vote is required to approve each item to be voted on at the Annual Meeting?

PROPOSAL 1: Election of Directors — A plurality of the votes cast at the Annual Meeting and entitled to vote on the election of directors is required for the election of directors. This means that the seven (7) director nominees receiving the highest number of affirmative votes of the shares cast at the Annual Meeting and entitled to vote on the election of directors will be elected to our Board. Abstentions, broker non-votes and votes marked “WITHHOLD AUTHORITY FOR ALL NOMINEES” will have no legal effect on the outcome of the election of directors. With respect to votes marked “FOR ALL EXCEPT,” votes for director nominees that are withheld will have no legal effect on the outcome of the election of directors, while votes for all other director nominees will count toward a plurality.

PROPOSAL 2: Advisory Approval of the Company’s Fiscal 2025 Compensation for its Named Executive Officers as Disclosed in this Proxy Statement — The approval, on an advisory basis, of the Company’s fiscal 2025 compensation for its named executive officers requires as disclosed in this Proxy Statement the “FOR” vote of a majority of the votes cast at the Annual Meeting and entitled to vote at the meeting. You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to this proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

PROPOSAL 3: Ratification of the Appointment of the Independent Registered Public Accounting Firm for the Year Ending February 1, 2026 — The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting and entitled to vote on this proposal is required to approve this proposal. You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to this proposal. Abstentions will have no effect on the outcome of this proposal. This proposal is considered a routine matter where brokers are permitted to vote your shares held by them in their discretion in the event that they do not receive voting instructions from you.

How does the Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote:

■	PROPOSAL 1:	FOR each of the nominees for director named in this Proxy Statement.
■	PROPOSAL 2:	FOR the approval on an advisory basis of the Company’s fiscal 2025 compensation for its named executive officers as disclosed in this Proxy Statement.
■	PROPOSAL 3:	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2026.

How do I vote my shares?

The answer depends on whether you own your shares of Lovesac common stock as of the Record Date directly (that is, you hold shares in your name as the registered stockholder) or if your shares are held in a brokerage account or by another nominee holder.

■         If you own shares of the Company directly (i.e., you are a “registered stockholder”):    Your proxy is being solicited directly by the Board, and you can vote prior to the Annual Meeting by Internet, by telephone, by mail or you can vote at our virtual Annual Meeting online. You are encouraged to vote prior to the Annual Meeting to ensure that your shares will be represented.

■         If you wish to vote by Internet:    Access www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. Internet voting will close and no longer be available as of 11:59 p.m. Eastern Time on June 9, 2025.

■         If you wish to vote by telephone:    Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Telephone voting will close and no longer be available as of 11:59 p.m. Eastern Time on June 9, 2025.

■         If you wish to vote by mail:    If you request printed copies of the proxy materials by mail, you will receive a proxy card or voting instruction form, and you may vote by proxy by signing, dating and completing the enclosed proxy card and return it by mail in the enclosed postage paid envelope. No postage is necessary if the proxy card is mailed in the United States. If you sign your proxy card but do not indicate how you wish to vote, the proxies will vote your shares in accordance with the recommendations of the Board as described above, and, in their discretion, on any other matter that properly comes before the Annual Meeting. We have not received notice of other matters that may properly be presented at the Annual Meeting. Unsigned proxy cards will not be counted. Your proxy card must be received by 11:59 p.m., Eastern Time, on June 9, 2025 to be counted.

■         If you wish to vote at the Annual Meeting:    You will be able to vote your shares online at the Annual Meeting if you register to attend by Internet and attend the virtual Annual Meeting through the virtual webcast at https://web.viewproxy.com/LovesacCompany/2025.

■         If you hold your shares of the Company through a broker, bank or other nominee:    You are considered to be the beneficial owner of shares held in “street name” and these proxy materials are being made available to you by your broker, bank or nominee. You may not vote directly any shares held in “street name”; however, as the beneficial owner of the shares, you have the right to direct your broker, bank or nominee on how to vote your shares. A voting instruction card has been provided to you by your broker, bank or other nominee describing how to vote your shares. If you receive a voting instruction card, you can vote by completing and returning the voting instruction card. Please be sure to mark your voting choices on your voting instruction card before you return it. You may also be able to vote by telephone, via the Internet, or virtually at the Annual Meeting, depending upon your voting instructions. Please refer to the instructions provided with your voting instruction card and see “What do I need to do to attend the Annual Meeting virtually?” above for information about voting in these ways. See also “How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?” below.

Will I have the same participation rights in the virtual Annual Meeting as I would have at an in-person stockholder meeting?

Yes. If you register to attend, and attend, the Annual Meeting pursuant to the instructions above, you will be able to vote online during the Annual Meeting, change a vote you may have submitted previously, or ask questions online that will be reviewed and answered, if appropriate, by the speakers. If you wish to submit a question during the virtual Annual Meeting, you may log into https://web.viewproxy.com/LovesacCompany/2025 and ask a question on the virtual meeting platform. Our virtual meeting will be governed by our Rules of Conduct which will be available on the virtual meeting platform. We have created and implemented the virtual format in order to facilitate stockholder attendance and participation by enabling stockholders to participate fully, and equally, from any location around the world, at no cost. However, you will bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Both stockholders of record and street name stockholders will be able to attend the Annual Meeting via live audio webcast, submit their questions during the meeting and vote their shares electronically at the Annual Meeting.

What if I have technical difficulties during the virtual Annual Meeting?

There will be technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting live audio webcast. Please be sure to check in by 9:45 a.m. Eastern Time on June 10, 2025, the day of the meeting, so that any technical difficulties may be addressed before the Annual Meeting live audio webcast begins. If you encounter any difficulties accessing the webcast during the check-in or meeting time, please email VirtualMeeting@viewproxy.com or call 866-612-8937.

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

Brokerage firms and other intermediaries holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2026. Your broker will not have discretion to vote on any other proposals, which are “non-routine” matters, absent direction from you.

Can I change my vote after I return my proxy card?

Stockholders of record may revoke their proxies and change their vote:

■         Online Prior to the Annual Meeting.    You may change your vote using the Internet voting method described above, in which case only your latest internet proxy submitted by 11:59 p.m. Eastern Time on June 9, 2025 will be counted.

■         By Telephone.    You may change your vote using the telephone voting method described above, in which case only your latest proxy submitted by 11:59 p.m. Eastern Time on June 9, 2025 will be counted.

■         By Mail.    You may revoke your proxy and change your vote by signing and returning a new proxy card or voting instruction form dated as of a later date, in which case only your latest proxy card or voting instruction form received prior to 11:59 p.m. Eastern Time on June 9, 2025 will be counted.

■         Online During the Annual Meeting.    You may change your vote by attending the Annual Meeting if you register to attend by Internet and vote online at the Annual Meeting through the virtual webcast at https://web.viewproxy.com/LovesacCompany/2025.

We recommend that you vote by proxy even if you plan to attend the Annual Meeting online. If you hold your shares through a bank, broker or other nominee, you may revoke any prior voting instructions by contacting the institution that holds your shares.

Written notice of revocation may be sent to The Lovesac Company, 421 Atlantic Street, Suite 200, Stamford, CT 06901, Attention: Secretary.

How will votes be recorded and where can I find the voting results of the Annual Meeting?

We have engaged Equiniti Trust Company, LLC (“Equiniti”), our transfer agent, as our inspector of elections to receive and tabulate votes. Equiniti will separately tabulate “FOR” and “AGAINST” votes, abstentions and broker non-votes. Equiniti will also certify the results and determine the existence of a quorum and the validity of proxies and ballots. We plan to announce preliminary voting results at the Annual Meeting and to publish the final results in a Current Report on Form 8-K following the Annual Meeting.

Who conducts the proxy solicitation and how much will it cost?

The Company is requesting your proxy for the Annual Meeting and will pay the costs of requesting stockholder proxies. Proxies may be solicited by directors, officers and other associates of the Company, personally or by telephone, Internet or mail, none of whom will receive compensation for their solicitation efforts. We may also reimburse brokerage firms, dealers, banks, voting trustees or other record holders for their reasonable expenses for forwarding proxy materials to the beneficial owners of our common stock.

Questions and Additional Copies

If you have any additional questions with respect to the Company or the matters described herein, or questions about how to submit your proxy, or if you need additional copies of this Proxy Statement, our Annual Report or proxy card free of charge, you should contact our Secretary at The Lovesac Company, 421 Atlantic Street, Suite 200, Stamford, CT 06901, by telephone at (888) 636-1223, or by email at InvestorRelations@lovesac.com or Secretary@lovesac.com.

Proposal 1

ELECTION OF DIRECTORS

Lovesac’s business and affairs are managed under the direction of our Board of Directors. The number of directors is determined by our Board, subject to the terms of our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws (the “Bylaws”). Our Board currently consists of eight members and is authorized to have no less than five members nor more than nine members. Each of our directors serves until the next annual meeting of stockholders and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. On April 3, 2025, our Board of Directors fixed the number of directors constituting the full Board at seven members, effective at the Annual Meeting.

Board Composition

The Nominating and Governance Committee (the “Nominating Committee”) works with the Board to determine the appropriate skills and qualifications necessary for Board membership, taking into consideration the Board’s needs at the time. In seeking qualified candidates for Board membership, the Board will consider a variety of factors including professional experience and other individual qualities and characteristics that contribute to a diverse mix of viewpoints, qualifications and experience represented on the Board.

Required Qualifications for Board Membership

The Board and Nominating Committee require all directors and director candidates to be of high character and integrity and have the ability to guide our Company based on experience gained in positions as leaders with a high degree of responsibility in the companies with which they are or were affiliated. Each director and director candidate must also ensure that other existing and anticipated future commitments do not interfere with his or her service as a director. In determining whether to recommend a director for re-election, the Nominating Committee also considers the director’s past attendance at meetings, participation in and contributions to the activities of the Board and the Company, tenure and other qualifications set forth in the Corporate Governance Guidelines or developed and approved by the Nominating Committee.

Key Qualifications and Experience for Board Membership

The Board has identified key qualifications and experience that are important to be represented on the Board based on the Company’s current business strategy and future business goals. These qualifications are evaluated regularly and updated to adapt to the evolving needs of the Board and the Company. This list is not exhaustive, but rather represents a summary of the key criteria considered by the Board during the nomination and appointment process.

Executive Leadership	Experience leading and building high functioning teams, developing interdisciplinary long-range strategic plans, policy development and people management.
Business Operations

Experience with day-to-day operational execution of long-range plans and targets, leading sourcing, distribution and transportation strategy, and developing real estate strategy and assessing and negotiating real estate leases.

Marketing and Sales	Experience developing and executing digital marketing strategies, managing the customer experience, brand management, developing sales plans and promotions to meet financial targets, and ecommerce.
Environmental, Social and Governance	Experience in environmental and sustainability practices, fostering our unique culture and talent programs, and providing accountability and transparency and protecting stockholder interests.

Technology and Security

Experience in safeguarding the generation, transmission and distribution of digital assets, knowledge and experience in the strategic use and governance of information management and information technology

Accounting, Finance and Internal Controls

Experience evaluating financial statements and capital structure, overseeing financial reporting, fundraising across debt/equity markets, investor relations, assessing internal controls and regulatory compliance, and risk valuation and risk management oversight.

Director Nominees

Shawn D. Nelson, Andrew R. Heyer, John Grafer, Sharon M. Leite, Walter F. McLallen, Vineet Mehra and Shirley Romig have been nominated for election as directors to serve until the 2026 Annual Meeting of Stockholders and until their successors are elected and have qualified. Mr. Jack A. Krause notified us on April 3, 2025 that he will retire and not stand for re-election at the Annual Meeting, and his current term will expire at the Annual Meeting. His decision to not stand for re-election was not a result of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices. The Board and Company thank Mr. Krause for his valuable service and many contributions over his tenure. All our nominees are current directors. Each nominee has consented to being named in the Proxy Statement and has agreed to serve as a member of the Board, if elected. If any of the nominees is unable to serve as a director, it is intended that the proxy will be voted for the election of such substitute nominee, if any, as shall be designated by the Board. The Board has no reason to believe that any of the nominees named below will be unable to serve if elected.

The Board believes that each nominee has valuable skills and experiences that provide us with the knowledge, judgment and strategic vision necessary to provide effective oversight. The biographies below reflect the particular experience, qualifications and skills that led the Board to conclude that each director nominee should serve on the Board. There are no family relationships between and among any of our executive officers or directors. There are no arrangements or understandings between any of our executive officers or directors and any other person pursuant to which any of them are elected as an officer or director.

Shawn D. Nelson
Age: 48 Director since: 2017 Independent: No Fiscal 25 Committees: None

Skills and Qualifications:

We believe Mr. Nelson is qualified to serve on our Board because of his leadership experience as our founder, his extensive knowledge of the Company and his service as our Chief Executive Officer.

Shawn Nelson founded Lovesac in 1998 and is currently serving as our Chief Executive Officer and as a member of the Board. Mr. Nelson is the lead designer of the Company’s patented products and directly oversees design, product development, public relations, and investor relations. In 2005, Mr. Nelson won Richard Branson’s “The Rebel Billionaire” on Fox and continues to participate in ongoing TV appearances. Mr. Nelson has a master’s degree in Strategic Design and Management and is a former graduate-level instructor at Parsons, The New School for Design in New York City. Mr. Nelson is also fluent in Chinese with a B.A. in Mandarin from the University of Utah.

Other Public Company Directorships:

■         Current: None.

■         Previous (During Past 5 Years): None.

Andrew R. Heyer
Age: 67 Director since: 2017 Independent: Yes Fiscal 25 Committee: Nominating and Governance Designation: Chairman of the Board

Skills and Qualifications:

We believe Mr. Heyer is qualified to serve on our Board because of his extensive experience in private equity investing in the consumer goods industry and his experience on other private and public company boards.

Andrew R. Heyer is the Chair of our Board. Mr. Heyer is a finance professional with over 35 years of experience investing in the consumer and consumer-related products and services industries. He has deployed in excess of $1 billion of capital over that time frame and has guided several public and private companies as a member of their boards of directors. Mr. Heyer is the Chief Executive Officer and Founder of Mistral Equity Partners, a private equity fund manager founded in 2007 that invests in the consumer industry. Prior to founding Mistral, Mr. Heyer served as a Founding Managing Partner of Trimaran Capital Partners. Until 1995, Mr. Heyer was a vice chairman of CIBC World Markets Corp. and a co-head of the CIBC Argosy Merchant Banking Funds. Prior to joining CIBC World Markets Corp., Mr. Heyer was a Founder and Managing Director of The Argosy Group L.P. Prior to joining Argosy, Mr. Heyer was a Managing Director at Drexel Burnham Lambert Incorporated and, prior to that, he worked at Shearson/American Express. Mr. Heyer received his B.Sc. and M.B.A. from the Wharton School of the University of Pennsylvania, graduating magna cum laude. Mr. Heyer currently serves as a member of the Executive Committee and Board of Trustees of the University of Pennsylvania and the University of Pennsylvania Health System.

Other Public Company Directorships:

■         Current: OneSpaWorld Holdings Limited (since 2019); Arko Corp. (since 2020); and Biote Inc. (since 2022).

■         Previous (During Past 5 Years): XpresSpa Group, Inc. (2016 – 2020); Haymaker Acquisition Corp. III (2019 – 2022); AF Acquisition Corp. (2021 – 2023); Tastemaker Acquisition Corp. (2021 – 2023); and Haymaker Acquisition Corp. 4 (2023 – 2024).

John Grafer
Age: 55 Director since: 2017 Independent: Yes Fiscal 25 Committees: • Compensation Committee

Skills and Qualifications:

We believe Mr. Grafer is qualified to serve on our Board because of his substantial experience in private equity investing and investment banking, his accounting expertise and his experience on other company boards.

John Grafer is a member of our Board. Mr. Grafer is a partner at Satori Capital, a multi-strategy alternative investment firm founded on the principles of conscious capitalism. Mr. Grafer is a member of Satori’s investment committee, a board member of Accelerated Learning Solutions, Hobo, Formulife, and Zorch International, a former board observer for Aspen Heights, and a former board member of SunTree Snack Foods, California Products Corporation, Longhorn Health Solutions, and FWT. Prior to joining Satori in 2009, Mr. Grafer was Senior Vice President at Giuliani Partners, a principal investment and consulting firm founded by former New York City Mayor Rudolph W. Giuliani. Prior to joining Giuliani Partners in 2003, Mr. Grafer was a member of the mergers and acquisitions group at Credit Suisse First Boston, a member of the proprietary trading group at J.P. Morgan Chase, and a team member at Ernst & Young, where he earned his C.P.A. Mr. Grafer has also assisted a family office with early-stage investments in sustainably managed companies, including Honest Tea. Mr. Grafer is an elected member of the board of directors and executive committee of Americans For Fair Taxation® (FairTax®) and was formerly a first-round judge for the McCloskey Business Plan competition at the University of Notre Dame. Mr. Grafer received a B.B.A. from the University of Notre Dame and an M.B.A. in Finance from the University of Chicago Booth School of Business.

Other Public Company Directorships:

■         Current: None.

■         Previous (During Past 5 Years): None.

Sharon M. Leite
Age: 62 Director since: 2021 Independent: Yes Fiscal 25 Committees: • Audit Committee • Compensation Committee • Nominating and Governance Committee

Skills and Qualifications:

We believe Ms. Leite is qualified to serve on our Board because she brings significant general management experience, as well as retail sales, operations, digital, ecommerce, real estate, merchandising and marketing experience.

Sharon M. Leite is a member of our Board. Ms. Leite is an experienced operational leader and advisor to private equity and small businesses, most recently serving as Executive Advisor of Omni Retail Enterprises. Previously, Ms. Leite served as the Chief Executive Officer and a member of the board of directors of Ideal Image from January through October 2023. Previously, she was the Chief Executive Officer of The Vitamin Shoppe, Inc., from August 2018 to January 2023. She also served as President, North America, for Godiva Chocolatier from October 2017 until August 2018. Prior to joining Godiva, from February 2016 until May 2017, Ms. Leite was the President of Sally Beauty — North America (NYSE: SBH), an international specialty retailer and distributor of professional beauty products, with over 3,000 stores. Prior to joining Sally Beauty, from August 2007 until January 2016, Ms. Leite was the Executive Vice President of Sales, Customer Experience and Real Estate at Pier 1 Imports (NYSE: PIR). In addition, Ms. Leite has held various executive leadership roles at Bath and Body Works (L Brands) as well as various sales and operations positions with other prominent retailers including Gap Inc. and The Walt Disney Company. She serves on the board of the Neeley School of Business at Texas Christian University. Ms. Leite attended Loyola University, Kent State University and Delgado College and has an M.B.A. from The Jack Welch Management Institute.

Other Public Company Directorships:

■         Current: None.

■         Previous (During Past 5 Years): Tandy Leather Factory, Inc. (2017 – 2022).

Walter F. McLallen
Age: 59 Director since: 2019 Independent: Yes Fiscal 25 Committees: • Audit Committee • Compensation Committee • Nominating and Governance Committee	Skills and Qualifications: We believe Mr. McLallen is qualified to serve on our Board due to his extensive consumer products, operational and board experience, as well as his background in finance.

Walter F. McLallen is a member of our Board. Mr. McLallen is a finance professional with over 35 years of leveraged finance, private equity and operations experience. Mr. McLallen has been the Managing Member of Meritage Farms LLC (dba Meritage Capital Advisors), an advisory boutique firm focused on debt and private equity transaction origination, structuring and consulting, since 2004. Mr. McLallen has extensive board and organizational experience and has served on numerous corporate and non-profit boards and committees, with a significant historical focus on consumer products-related companies.

He also served on the boards of several consumer-focused private companies, including Timeless Wine Company, the producer of consumer luxury wine brands; adMarketplace, a search engine advertiser; and Frontier Dermatology Partners, a dermatology practice management company. Mr. McLallen is the Founder and Co-Chairman of Tomahawk Strategic Solutions, a law enforcement and corporate training and risk management company. From 2006 to 2015, he was Vice Chairman of Remington Outdoor Company, an outdoor consumer platform he co-founded with a major investment firm. Mr. McLallen was formerly with CIBC World Markets from 1995 to 2004, during which time he was a Managing Director, head of Debt Capital Markets and head of High Yield Distribution. Mr. McLallen started his career in the Mergers & Acquisitions Department of Drexel Burnham Lambert and was a founding member of The Argosy Group L.P. Mr. McLallen received a B.A. with a double major in Economics and Finance from the University of Illinois at Urbana-Champaign.

Other Public Company Directorships:

■         Current: OneSpaWorld Holdings Limited (since 2017); and Haymaker Acquisition Corp. 4 (since 2023).

■         Previous (During Past 5 Years): Centric Brands Inc. (2016 – 2020); and Haymaker Acquisition Corp. II (2019 – 2020).

Vineet Mehra
Age: 46 Director since: 2022 Independent: Yes Fiscal 25 Committees: • Audit Committee • Compensation Committee

Skills and Qualifications:

We believe Mr. Mehra is qualified to serve on our Board based on his expertise in global marketing strategy, brand development, and deep knowledge of the omni-channel retail and consumer products industries.

Vineet Mehra is a member of our Board. Since June 2022, he has served as the Chief Marketing Officer for Chime, where he oversees all marketing initiatives across the company. Prior to Chime, Mr. Mehra was the Chief Growth and Customer Experience Officer of Good Eggs, from March 2021 to May 2022. From February 2019 to February 2021, he was the Global Chief Customer and Marketing Officer for Walgreens Boots Alliance (WBA) where he was responsible for laying out the vision and strategic direction for all of WBA’s marketing activities across their full portfolio of Retail and Consumer Brands. From January 2017 to December 2019, he was the Global Chief Marketing and Revenue Officer for Ancestry.com. Prior to Ancestry, Mr. Mehra held key leadership positions at Johnson & Johnson from 2013 to 2017 including Global President — Baby Care where he led their flagship portfolio of brands, and Global President — Marketing Services, where he held responsibility for their Global Media budget and Global Consumer Insights & Analytics. Mr. Mehra was named by Forbes as one of the world’s Top 50 CMOs, recognized by AdWeek as one of the Top 20 Tech-Driven CMOs, honored with the Top 40 under 40 award by Ad Age, Chair of the Jury for the Global Media Awards, and an Invited Speaker at Cannes Lions Festival of Creativity. Mr. Mehra serves on the board of MMA Global, a marketing trade association, and served as Chairman of the Board of Effie Worldwide, a non-profit organization investing in the global marketing industry. His views and opinions have been quoted in major publications such as the Harvard Business Review, WSJ, Business Insider, Forbes and Ad Age.

Other Public Company Directorships:

■         Current: None.

■         Previous (During Past 5 Years): AdTheorent (2021 – 2024).

Shirley Romig
Age: 47 Director since: 2019 Independent: Yes Fiscal 25 Committees: • Nominating and Governance Committee • Compensation Committee	Skills and Qualifications: We believe Ms. Romig is qualified to serve on our Board based on her expertise in ecommerce, digital innovation, corporate strategy and scaling complex retail operations.

Shirley Romig is a member of our Board. Since June 2023, Ms. Romig has served as Chief Operating Officer of Techstars, LLC, a global venture capital investment firm and leading pre-seed investor. Ms. Romig has two decades of experience in operationalizing growth strategies and leading transformational initiatives in complex consumer-oriented and technology organizations. Prior to TechStars, Ms. Romig was the Co-Founder and CEO of Mixo Group, a digital creator platform for the $1.7 trillion food market, from February 2022 to December 2022. Prior to that, Ms. Romig was a Vice President with Lyft, leading Global Operations, East and Canada from July 2019 to February 2022. From April 2017 to April 2019, Ms. Romig led six lines of businesses at Equinox Fitness Clubs as Group Vice President. From 2016 to 2017, Ms. Romig was the Head of Retail Strategy for SapientRazorfish, a global digital agency. From 2013 to 2015, Ms. Romig was the Senior Vice President of Corporate Strategy with HBC responsible for implementation of growth initiatives across Saks Fifth Avenue, Saks OFF 5th, Lord & Taylor and Hudson’s Bay in Canada. Ms. Romig also served as a Vice President for Saks Incorporated where she led the company’s omnichannel transformation work and launched Saksoff5th.com as well as numerous growth initiatives for Saks.com from 2009 to 2013. Earlier in her career, Ms. Romig worked in equity research and digital and strategy consulting. Ms. Romig holds an M.B.A. from the Darden School of Business and a Bachelor of Science from the McIntire School of Commerce, both at the University of Virginia.

Other Public Company Directorships:

■         Current: Mama’s Creations, Inc. (since 2023).

■         Previous (During Past 5 Years): None.

Vote Requirement

The affirmative vote of a plurality of the votes cast at the Annual Meeting and entitled to vote on the matter is required for the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR IN THIS PROXY STATEMENT.

CORPORATE GOVERNANCE

Our Board of Directors has adopted Corporate Governance Guidelines that serve as a framework within which the Board can perform its duties and foster effective governance of the Company.

Governance Highlights
Board Independence	Stockholder Rights
6 out of 8 of our directors and 100% of Audit, Compensation, and Nominating Committees are independent	We annually seek stockholder ratification of our independent registered public accountants
There are no related party transactions with our directors and officers	Stockholders have the same voting rights — one vote per share
Independent Board members meet regularly in Executive Session without management present	We do not maintain a stockholder rights plan or “poison pill”
A separate Chair of the Board leads board activities allowing our CEO to focus on our business	Our Board is not classified, and all of our directors are elected annually by our stockholders
Policies and Procedures	Engagement and Refreshment
We have robust stock ownership guidelines for our directors and NEOs to further align with the interests of our stockholders	Our average Board tenure is 5.8 years, and our average Board age is 55 with 5 of our 8 directors below age 60
We have a Director Resignation Policy requiring the resignation of any director who receives less than majority support, subject to Board acceptance	Director compensation is reviewed annually by our Compensation and Nominating Committees to ensure competitiveness relative to our peers
Our Board and management are subject to a global Code of Business Conduct and Ethics	Our Board and each committee conduct an annual self-evaluation of performance
Our Insider Trading Policy restricts stock trading to quarterly windows and requires mandatory preclearance for directors and NEOs	In fiscal 2025, all directors attended our Annual Stockholder Meeting and greater than 75% of meetings of the committees on which they serve

Director Independence

Our Board has reviewed and evaluated the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, our Board has determined that Mr. Grafer, Mr. Heyer, Ms. Leite, Mr. McLallen, Mr. Mehra and Ms. Romig do not have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of our director nominees (other than Mr. Nelson) is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing standards of Nasdaq. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our Company, the beneficial ownership of our common stock by each such non-employee director and nominee, affiliated entities of each director and nominee, and their involvement in any transactions described under “Certain Relationships and Related Party Transactions” on page 51, and all other facts and circumstances our Board deemed relevant in determining their independence and eligibility to serve on the Board. With respect to Mr. Heyer, the Board also considered that the entities affiliated with Mistral Capital Management LLC (“Mistral”), the Company’s equity sponsor of which Mr. Heyer served as principal, has held less than 5% of the Company’s shares since 2021 (and zero shares since fiscal 2024), and further that Mistral’s monitoring fees, once payable under a contractual agreement with the Company, ended in 2021.

Stockholder Engagement

The Company actively engages with its stockholders throughout the year to share its viewpoints and obtain valuable insight and feedback on matters of mutual interest. Engagement activities typically involve our CEO, President and COO, and Executive Vice President and CFO, and may also include members of senior management relevant to the discussion topics. We regularly participate in investor and industry conferences, fireside chats, and other one-on-one meetings. In addition, we have telephonic and video meetings with stockholders and analysts and review correspondence submitted by stockholders to management and/or the Board.

During fiscal 2025, the Company engaged in investor outreach efforts and met with 69 different investors through participation in five non-deal roadshows hosted by different analysts, a multi-day investor conference where management participated in a fireside chat, an investor day event, and a number of other group and one-on-one meetings and virtual calls hosted throughout the year. We also held our inaugural Investor Day hosting numerous investors both in person and via webcast for an interactive session highlighting the Company’s strategic framework, new products, growth initiatives, commitment to operational excellence, and financial ambitions. At these meetings, we discussed various key topics such as how the Company was navigating and delivering market share gains amidst the current industry backdrop and macroeconomic landscape, the acceleration of product innovation and digital transformation including omni-channel enhancements and showroom expansion, operational plans around promotional activity, customer engagement strategies, as well as inventory, supply chain, and expense management. Stockholders inquired about these and other topics including global macro-economic conditions, the home furnishing category and competitive landscape, corporate governance matters, and outlook.

In fiscal 2025, in response to feedback from two stockholders we adopted a director resignation policy to require the resignation of any director who fails to achieve majority vote support, subject to board acceptance. In addition, Mr. Heyer stepped down as an executive officer and director of one of his public company boards to address overboarding concerns raised by a stockholder.

Board Meetings

During fiscal 2025, the Board held eight meetings and no director attended fewer than 75% of the total number of meetings of the Board of Directors held during the period such director served and the total number of meetings held by any of the committees of the Board on which such director served. We encourage each member of the Board to attend our annual meetings of stockholders. All then-current members of our Board attended the 2024 Annual Meeting of Stockholders.

Self-Evaluation Process

The Nominating Committee oversees the development and conduct of an annual process for evaluating Board and committee performance. In fiscal 2025, the Board conducted self-evaluations by having each director complete, on an anonymous basis, detailed questionnaires designed to elicit candid feedback on a variety of topics including Board composition and qualifications, corporate governance practices, compensation, roles and responsibilities, Board and committee effectiveness and communications, relationship with management, and areas for possible improvement. The responses were reviewed, compiled and discussed by the directors and areas of opportunities were discussed.

Board Leadership Structure

Our Board selects the Chair of the Board based upon factors it deems best for the Company at the time of selection. The Board does not have a prescribed policy on whether the roles of Chair and Chief Executive Officer should be separate or combined. Currently, our Board believes that our Company is best served by having a separate Chair of the Board (Mr. Heyer) and Chief Executive Officer (Mr. Nelson) to appropriately balance the powers of the Chief Executive Officer and the independent directors. This leadership structure enables Mr. Nelson to focus on the growth and development of the business and execution of Company strategy, while Mr. Heyer can oversee the functioning of the Board as a whole and act as a principal liaison between management and the independent directors. As Chair of the Board, Mr. Heyer presides at all meetings of stockholders and the Board, and performs other responsibilities as designated by the Board from time to time. The Board will continue to examine its leadership structure and adopt changes, if needed, to best serve the needs of the Company.

Director Resignation Policy

The entire Board stands for election by the stockholders of the Company each year at the Company’s annual meeting. In any election of Company directors in which the number of nominees for election does not exceed the number of directors to be elected (an “uncontested election”), each nominee agrees that if he or she receives more votes “withheld” from or “against” his or her election than votes “for” his or her election (a “Majority Withheld Vote”), such director shall promptly tender to the Board an offer of his or her resignation. Any director who offers his or her resignation pursuant to this policy will not participate in any discussions, deliberations or actions by either the Nominating and Governance Committee of the Board or the Board with respect to his or her own resignation offer, but will otherwise continue to serve as a director unless and until such resignation is accepted and effective. The Nominating and Governance Committee will duly consider and, not later than the 60th day immediately succeeding certification of the stockholder’s vote, recommend to the Board whether to accept or reject the resignation offer received from each director who received a Majority Withheld Vote. Following the recommendation of the Nominating and Governance Committee, the independent members of the Board will make a determination of the action to take with respect to the offer of resignation, not later than the 90th day immediately succeeding certification of the stockholder’s vote. The Nominating and Governance Committee and the Board will evaluate any such tendered offer of resignation, in accordance with their fiduciary duties to, and in furtherance of the best interests of, the Company and its stockholders. The Board may accept or reject the offer of resignation, or it may decide to pursue additional actions, including, without limitation, deferring the acceptance of the resignation or allowing the director to remain on the Board and continue to serve but not be nominated for re-election to the Board at the next election of directors at which such director’s directorship is to be elected. The Board’s decision will be disclosed in a Form 8-K furnished by the Company to the Securities and Exchange Commission within four business days after the decision. If the Board has decided to reject the tendered resignation, or to pursue any additional action other than accepting the tendered resignation (as described above or otherwise), then the Form 8-K will disclose in all material respects the Board’s reasons for doing so.

Board’s Role in Risk Oversight

The Board of Directors oversees management of the Company’s risks and each of the Board committees supports the Board is fulfilling this responsibility. The Board of Directors focuses on the most significant risks facing the Company, including but not limited to, those relating to supply chain, competition and cybersecurity recognizing that these risks will change over time depending on various external and internal factors, and oversees the implementation of risk mitigation strategies by management. The Board seeks to ensure that actions taken by the Company involve consideration of all relevant risks and are appropriate for the Company based on its business objectives and strategy. Below are descriptions of risk management activities overseen by our Board committees as referenced in their charters.

Audit Committee

The Audit Committee reviews risks that may arise out of our internal control over financial reporting and disclosure controls and procedures. They review the Company’s processes and procedures with respect to risk assessment and risk management. They are also responsible for the oversight of risks from cybersecurity threats, and reporting on such risks to the full Board. In addition, the Audit Committee is responsible for reviewing certain proposed related party transactions.

Compensation Committee

The Compensation Committee reviews the risks, if any, associated with the Company’s compensation programs and practices including whether they encourage excessive risk-taking. They also review the Company’s key compensation policies, procedures and disclosures, including the executive compensation disclosure in the proxy statement to ensure it accurately represents the Committee’s compensation philosophy.

Nominating Committee

The Nominating Committee, charged with Board and management succession and overall Company governance matters, examines risks in each of these areas. They define and adopt policies and procedures that support strong corporate governance. They also review issues that may impact director independence and examine changes in the regulatory landscape and governance trends and their potential impact on the manner in which the Board and Company operate.

Board Oversight of Cybersecurity Matters

Cybersecurity is an important part of our risk management and an area of focus for our Board and management. Our Board is responsible for the oversight of risks from cybersecurity threats. The Board receives updates on a quarterly basis from senior management, including leaders from our Information Technology and Security, Risk Management. Finance, and Legal teams and our Chief Information Officer regarding matters of cybersecurity. This includes existing and new cybersecurity risks, status on how management is addressing and/or mitigating those risks, cybersecurity and data privacy incidents (if any) and status on key information security initiatives. The Audit Committee of the Company’s Board of Directors oversees, among other things, the adequacy and effectiveness of the Company’s internal controls, including internal controls designed to assess, identify, and manage material risks from cybersecurity threats. The Board of Directors, as a whole and at the Audit Committee level, oversees the most significant risks facing the Company and our processes to identify, prioritize, assess, manage and mitigate those risks. The Audit Committee, which is comprised solely of independent directors, has been designated by our Board to oversee cybersecurity risk. The Audit Committee is informed of material risks from cybersecurity threats pursuant to the escalation criteria as set forth in the Company’s disclosure controls and procedures.

Board Committees

Our Board has established an Audit Committee, a Compensation Committee, and a Nominating Committee and may establish other committees to facilitate the oversight of our business. The functions of our Board committees are described below. All committees are comprised of only independent directors.

Audit Committee	4 meetings in fiscal 2025
Fiscal 2025 Members: Walter F. McLallen, Chair Sharon M. Leite Vineet Mehra

Key Oversight Responsibilities

■     Appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

■     Overseeing the work of our independent registered public accounting firm and internal auditors, including through the receipt and consideration of reports from such firm;

■     Overseeing risks from cybersecurity issues related to information security;

■     Reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

■     Pre-approving all audit and permitted non-audit services from the independent registered public accounting firm;

■     Monitoring our internal control over financial reporting and disclosure controls and procedures;

■     Overseeing our internal accounting function;

■     Discussing our risk management policies;

■     Meeting independently with our internal accounting staff, independent registered public accounting firm and management;

■     Establishing policies regarding hiring associates from our independent registered public accounting firm and procedures for the receipt and retention of accounting-related complaints and concerns;

■     Reviewing and approving or ratifying related party transactions; and

■     Preparing the Audit Committee Report as required by SEC rules.

The composition of our Audit Committee meets the requirements for independence of Audit Committee members under current Nasdaq listing standards and SEC rules and regulations. Each member of our Audit Committee meets the financial literacy requirements of the current listing standards. In addition, our Board has determined that Mr. McLallen is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”). Our Audit Committee operates under a written charter that is posted on the Investor Relations section of our website at https://investor.lovesac.com.

Compensation Committee	5 meetings in fiscal 2025
Fiscal 2025 Members: Sharon M. Leite, Chair(1) Walter F. McLallen John Grafer Vineet Mehra(1) Shirley Romig

Key Oversight Responsibilities

■     Overseeing our overall compensation philosophy, compensation policies, plans and benefits programs;

■     Reviewing and approving for our executive officers their annual base salary, annual incentive awards, equity compensation, severance agreements, employment arrangements, and any other benefits, compensation or similar arrangements;

■     Reviewing our compensation policies and practices as they relate to risk management practices and risk-taking incentives;

■     Overseeing evaluations of our senior executives;

■     Overseeing and administering our equity incentive plans;

■     Reviewing and assessing the independence of compensation advisors;

■     Reviewing and making recommendations to our Board with respect to director compensation;

■     Reviewing and recommending to the Board approval of the Compensation Discussion and Analysis of the Proxy Statement; and

■     Reviewing and approving the Compensation Committee Report in our Proxy Statement as required by SEC rules.

(1)     Ms. Leite was appointed Chair of the Compensation Committee in April 2024. Mr. Mehra was appointed to the Compensation Committee in October 2024.

Our Compensation Committee received advice from Frederic W. Cook & Co. (“FW Cook”), an independent compensation consulting firm, with respect to executive compensation decisions for fiscal 2025. Working with management, FW Cook provided various data and recommendations throughout the year as further discussed beginning on page 29. The Compensation Committee reviews and approves the compensation for all of our officers and the performance of such officers with the input of the Chief Executive Officer. Our Chief Executive Officer makes no recommendations regarding, and does not participate in discussions about his own compensation. The Compensation Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee comprised of members of the Committee or the Board, except that it shall not delegate its responsibilities for any matters that involve compensation of any officer or any matters where it is intended to be exempt from Section 16(b) under the Exchange Act pursuant to Rule 16b-3.

Our Compensation Committee operates under a written charter that is posted on the Investor Relations section of our website at https://investor.lovesac.com.

Compensation Committee Interlocks and Insider Participation

During fiscal 2025, Ms. Leite, Mr. McLallen, Mr. Mehra, Mr. Grafer, and Ms. Romig served as members of the Compensation Committee. No member of our Compensation Committee served as an executive officer or associate of Lovesac. None of our executive officers currently serve, or have served during fiscal 2025, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

Nominating and Governance Committee	4 meetings in fiscal 2025
Fiscal 2025 Members: Shirley Romig, Chair Andrew Heyer(1) Sharon M. Leite(1) Walter F. McLallen

Key Oversight Responsibilities

■     Developing, overseeing and making recommendations to the Board regarding our governance principles;

■     Developing, recommending to the Board, implementing and monitoring compliance with the Code of Ethics;

■     Reviewing succession plans relating to positions held by executive officers;

■     Reviewing and advising the Board on composition and establishing minimum director qualifications and criteria for members of the Board and each Board committee;

■     Identifying and evaluating nominees for election to the Board, consistent with the qualifications and criteria approved by the Board and recommending to the Board the director nominees for the next annual meeting of stockholders;

■     Reviewing and evaluating, at least annually, the Nominating Committee’s charter; and

■     Developing a self-evaluation process of the Board’s effectiveness and overseeing the evaluation of the Board and its committees.

(1)     Ms. Leite stepped down from the Nominating and Governance Committee in April 2024 and Mr. Heyer was appointed to the Nominating and Governance Committee in April 2024.

Our Nominating Committee operates under a written charter that is posted on the Investor Relations section of our website at https://investor.lovesac.com.

Compensation Risk Assessment

The Compensation Committee regularly examines the design and features of the Company’s executive compensation program from a risk perspective to ensure that it achieves the intended objectives without encouraging excessive or unintended risk-taking. In fiscal 2025, the Compensation Committee reviewed and considered the results of a compensation risk analysis conducted by FW Cook, together with the risk mitigating features of the Company’s compensation policies and practices including the following:

■         The Company’s pay philosophy provides an effective balance in cash and equity award mix, short- and long-term performance periods, and formulas and discretion.

■         The Compensation Committee has discretion to make positive and negative adjustments to payouts under the Company’s compensation plans.

■         Policies are in place to manage or mitigate risk, such as vesting periods on equity awards, stock ownership guidelines, insider trading prohibitions that also restrict hedging and pledging without Board approval, a clawback policy, and independent Compensation Committee oversight.

■         Our design and oversight principles also apply to our broad-based associate compensation plans.

Based on this review, the Compensation Committee concluded that the risks arising from the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

CEO Succession Planning

Our Nominating Committee is delegated with the responsibility for CEO succession planning. As part of its responsibility, the Nominating Committee ensures that succession planning is an ongoing discussion recognizing that leadership development and assessment are critical to our continued success. As part of that discussion, the Nominating Committee reviews the key attributes that a CEO of the Company would need to possess to maximize his or her success. The Nominating Committee reviews and discusses its succession planning activities and related considerations with the full Board, which then provides valuable input on important succession-related actions and decisions, making the process iterative between the Board and the Nominating Committee and therefore responsive to the Company’s needs.

Considerations in Evaluating Director Nominees

Identifying Director Nominees

The Nominating Committee identifies qualified candidates through a variety of means, including recommendations from members of the Board, suggestions from our management or third-party search firms.

Our Nominating Committee will evaluate candidates that have been duly recommended or nominated by stockholders in accordance with the requirements set forth in our Bylaws. The criteria the Nominating Committee uses for evaluating a candidate duly recommended or nominated by a stockholder are the same criteria used for evaluating candidates recommended by management or members of our Board. For more information on the procedures to be followed by stockholders who wish to recommend or nominate individuals to serve on our Board, see “Other Matters — Stockholder Proposals for Fiscal 2026 Annual Meeting of Stockholders” on page 55.

Director Nominee Qualifications

In evaluating director candidates, including the members of the Board eligible for re-election, our Nominating Committee will consider the current size and composition of our Board of Directors, the needs of our Board of Directors and its respective committees, and other factors that the Nominating Committee deems appropriate and in our stockholders’ best interests. The Nominating Committee requires each nominee to satisfy the following minimum qualifications for a position on the Board:

■         The highest level of personal and professional ethics and integrity;

■         Proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;

■         Skills that are complementary to those of the existing Board;

■         The ability to assist and support management and make significant contributions to the Company’s success; and

■         An understanding of the fiduciary responsibilities that are required of a member of the Board and the commitment of time and energy necessary to diligently carry out those responsibilities.

Director candidates must have sufficient time available in the judgment of our Nominating Committee to perform all Board and applicable committee responsibilities. Members of our Board are expected to prepare for, attend, and participate in all Board and applicable committee meetings. Our Nominating Committee also considers these and other factors as it oversees the annual Board evaluations. After completing its review and evaluation of director candidates, our Nominating Committee recommends to our full Board the director nominees for selection.

Board Diversity Statement

The Board adopted a Board Diversity Statement to further advance its commitment to bring different viewpoints to the Company. The Board Diversity Statement underscores the value and contribution that diversity of thought and viewpoint brings in achieving Company objectives and maintaining sound governance practices. In accordance with the Board Diversity Statement, the Board seeks to bring together individuals with different perspectives and ideas, from varying backgrounds and experiences, to create balanced and thoughtful decision-making.

The Board Diversity Statement states that in identifying qualified candidates for nomination to the Board, it seeks high performing and dedicated directors with varied backgrounds and experience able to support the competitive and changing nature of our business and the Company’s strategic direction. Diversity refers to a broad array of individual characteristics and perspectives that collectively enable the Board to operate effectively and fulfil its responsibilities. These characteristics include, among others, professional qualifications, business experience, expertise, viewpoints and life experiences.

Our Board of Directors is currently comprised of eight directors with varying backgrounds and characteristics which blend to form a well-rounded group of individuals with deep knowledge of our business and industry, and both seasoned and fresh perspectives.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics (the “Code of Ethics”), that applies to all directors, officers and associates of our Company. This Code of Ethics covers a wide range of business practices and procedures to promote honest and ethical conduct, full, fair, accurate and timely disclosure in all reports and documents that our Company files with the SEC and publicly, and compliance with all applicable governmental laws, rules and regulations. All associates and directors are required to acknowledge and certify compliance with the Code of Ethics and the Company routinely offers training on topics discussed in the Code to reinforce its principles. The full text of our Code of Ethics is posted on the Investor Relations section of our website at https://investor.lovesac.com.

Director Compensation

Our non-employee directors are compensated pursuant to the Company’s Director Compensation Policy (“DCP”) which supports the objective of assembling a high-performing Board that can best guide the Company in achieving its strategic and operational goals and promoting long-term stockholder value. Board compensation is reviewed annually by the Compensation Committee to ensure that it continues to satisfy the Board’s overall compensation objectives and philosophy. The Compensation Committee and Nominating Committee are guided in their review by an independent compensation consultant, FW Cook, which provides compensation benchmarking and consultation services using the same peer group that is used for purposes of benchmarking executive compensation. In fiscal 2025, the Board, upon the recommendation of the Compensation Committee, amended the DCP to increase the annual cash retainer for the Chairman of the Board from $30,000 to $50,000 following a review of FW Cook’s director compensation benchmarking study. Below is a description of compensation approved by our directors under the DCP.

Cash Compensation

Annual Retainer

Under the DCP each non-employee director receives an annual cash retainer of $75,000 for serving on the Board of Directors (the “Annual Retainer”) and our Chair of the Board receives an additional $50,000 retainer (the “Board Chair Retainer”).

The Chairs of the Board’s three standing committees are entitled to the following additional cash retainers each year:

Board Committee	Committee Chair Retainer ($)
Audit Committee	15,000
Compensation Committee	10,000
Nominating and Governance Committee	10,000

The cash retainers are paid quarterly in arrears following election to the Board and pro-rated for fractional periods of service. A non-employee director may elect to receive his or her cash retainers in the form of RSUs which vest in full upon the 12-month anniversary of the grant date provided that the non-employee director continues to serve through the applicable vesting date. The number of RSUs is calculated by dividing the value of the director’s Annual Retainer, Board Chair Retainer, and Committee Chair Retainer (as applicable) by the average closing price of a share of the Company’s common stock for the 30-day trading period prior to the date of grant.

Mr. Nelson does not receive any compensation for his service as a director of the Company. We reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending Board of Director and committee meetings.

Equity Compensation

Upon election to the Board on the date of the Annual Meeting, each director is granted RSUs valued at $125,000 (“Annual Grant”). The Annual Grant vests in full on the one-year anniversary of the date of grant. Directors appointed to the Board after the annual stockholder meeting are entitled to a pro-rata portion of the Annual Grant based on such director’s days of service during the 12-month vesting period associated with the most recent Annual Grant. The number of RSUs is calculated by dividing the value of the RSU grant by the average closing price of a share of the Company’s common stock for the 30-day trading period prior to the date of grant.

Directors are permitted to defer settlement of their Annual Grant on a tax-deferred basis pursuant to the terms of our Second Amended and Restated 2017 Equity Incentive Plan, as amended (the “2017 Equity Plan”). Directors who elect to defer settlement receive payment of their Annual Grant in whole shares within sixty days of their “separation of service” from the Board for any reason, or upon a “change in control” as those terms are defined in the 2017 Equity Plan.

Governance Features

Stockholder-Approved Award Limit.

The 2017 Equity Plan limits the awards that may be granted to any non-employee director during any fiscal year, taken together with any cash compensation paid to such non-employee director for services rendered for such fiscal year, to a maximum of $500,000 in the aggregate. Our current compensation program for non-employee directors is below the limit approved by our stockholders in the 2017 Equity Plan.

Director Stock Ownership Guidelines

Directors are expected to own a meaningful number of shares of stock in the Company to closely align their economic interests with those of other stockholders. Accordingly, the Compensation Committee periodically reviews minimum stock ownership guidelines for non-employee directors. Non-employee directors are required to own shares of the Company’s common stock equal to three times the value of their annual cash retainer within five years of joining the Board. The CEO is required to own shares or share equivalents equal to five times his or her annual salary within five years of becoming subject to the ownership requirement. All directors are in compliance with the stock ownership guidelines or are on track to achieve compliance within the time period prescribed in the guidelines.

Quarterly Trading Windows.

Our directors (including non-employee directors) may only transact in the Company’s common stock during approved trading windows after satisfying mandatory pre-clearance requirements under our Insider Trading Policy.

Director Compensation Table for Fiscal 2025

The following table provides information on the compensation paid to persons serving as non-employee directors of our Company for the fiscal year ended February 2, 2025. Mr. Krause notified us that he will not stand for re-election at the Annual Meeting, and his current term will expire at the Annual Meeting. Mr. Nelson, our CEO received no additional compensation for his service as director. Mr. Nelson’s compensation is discussed in the “Compensation Discussion and Analysis” section beginning on page 25, and is reflected in the Summary Compensation Table on page 38.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	All Other Compensation ($)	Total ($)
John Grafer	75,000	125,000	—	200,000
Andrew R. Heyer	52,500	125,000	—	177,500
Jack Krause	106,386	125,000	—	231,386
Sharon M. Leite	80,852	125,000	—	205,852
Walter F. McLallen	94,148	125,000	—	219,148
Vineet Mehra	75,000	125,000	—	162,500
Shirley Romig	85,000	125,000	—	200,000

(1)     For Mr. Heyer includes the fair value of RSUs elected in lieu of his cash retainer for fiscal 2025.

(2)     Reflects the aggregate grant date fair value of RSUs awarded to the director calculated in accordance with FASB ASC Topic 718. The methods and assumptions used in calculating the grant date fair value of RSUs reported in this column are set forth in Note 9 of our audited financial statements included in our 2025 Annual Report. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(3)     Reflects the fair value of each director’s Annual Grant awarded on June 11, 2024 which vests in full on the one year anniversary of the grant date. Mr. Heyer and Ms. Leite elected to defer receipt of their Annual Grant.

The following table lists all outstanding RSUs (including RSUs for which the payout of shares has been deferred by such director) held by our non-employee directors as of February 2, 2025.

Name	Aggregate Number of Unvested Stock Awards
John Grafer	4,808
Andrew R. Heyer	8,846
Jack Krause	4,808
Sharon M. Leite	4,808
Walter F. McLallen	11,510
Vineet Mehra	4,808
Shirley Romig	4,808

EXECUTIVE OFFICERS

The table below sets forth the executive officers of the Company as of February 2, 2025 followed by each of their biographies. For purposes of our Compensation Discussion and Analysis discussion that begins on page 25, our named executive officers, or NEOs, consist of our principal executive officer (Mr. Nelson), our President and Chief Operating Officer (Ms. Fox), and our principal financial officer (Mr. Siegner).

Name	Age	Position
Shawn Nelson	48	Chief Executive Officer
Mary Fox	52	President and Chief Operating Officer
Keith Siegner	50	Executive Vice President, Chief Financial Officer and Treasurer

Business Experience

Shawn Nelson founded Lovesac in 1998 and is currently serving as our Chief Executive Officer and as a member of the Board. Mr. Nelson is the lead designer of the Company’s patented products and directly oversees design, product development, public relations and investor relations. In 2005, Mr. Nelson won Richard Branson’s “The Rebel Billionaire” on Fox and continues to participate in ongoing TV appearances. Mr. Nelson has a master’s degree in Strategic Design and Management. and is also fluent in Chinese with a B.A. in Mandarin from the University of Utah.

Mary Fox is the President and Chief Operating Officer of The Lovesac Company. Previously, she served as General Manager for North America Consumer Products at BIC from 2018 to November 2021. Prior to joining BIC, she spent six years at L’Oréal in various roles within Ecommerce, New Business Development, and Business Transformation in the United States. Before L’Oréal, Ms. Fox held several senior leadership positions at Walmart in both the United States and International divisions. During her time as SVP Global Sourcing at Walmart, Ms. Fox co-founded the Sustainable Apparel Coalition (SAC) in 2009 with Patagonia, which is now the leading global apparel, footwear, and textile coalition focused on sustainable production. Ms. Fox also served as a director of AF Acquisition Corp. (Nasdaq: AFAQU), a special purpose acquisition company from 2021 to 2023, and since March 2023 as an Operating Advisor for AF Ventures, a consumer fund for emerging state growth businesses in categories which include food, beverage, health, wellness and beauty. She also served on the Board from February 2020 to November 2021 and sits on the Women in Retail Leadership Advisory Board. Ms. Fox graduated from Coventry University in the United Kingdom and holds a degree in manufacturing engineering and business studies.

Keith Siegner is Executive Vice President, Chief Financial Officer and Treasurer of The Lovesac Company. Previously, he served as Chief Financial Officer of Vindex, LLC, a leading global esports technology and infrastructure company, from April 2021 until it was sold to Savvy Games Group in February 2023. In this role, Keith led global finance operations for Vindex and its subsidiaries, which included Esports Engine, Vindex Intelligence and Belong Gaming Arenas. Prior to joining Vindex he served as the Vice President, Investor Relations, Mergers & Acquisitions, and Treasurer at Yum! Brands (NYSE: YUM) from July 2016 to April 2021, which included leading the capital markets, global cash management, and risk finance teams, as well as several years in corporate strategy. Before YUM, Keith was a senior banking executive in equity research for over 15 years at UBS Securities, where he was Executive Director, and at Credit Suisse before that. He began his career at Arthur Andersen in the International Tax Consulting Division. Keith received Bachelor’s and Master’s accounting degrees from Wake Forest University, and is a Certified Financial Analyst Charter holder and a Certified Public Accountant (inactive).

Proposal 2

ADVISORY APPROVAL OF THE COMPANY’S FISCAL 2025 COMPENSATION FOR ITS NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT

Section 14A of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) requires that we provide our stockholders with the opportunity to vote to approve, on an advisory basis, not less frequently than once every three years, the compensation of our NEOs as disclosed in the “Compensation Discussion and Analysis” section of this Proxy Statement beginning on page 25. Unless the Board modifies its policy on the frequency of advisory votes, a non-binding advisory vote on our executive compensation program will again be included in our proxy statement next year.

As described, our executive compensation program is designed to attract, motivate and retain the key executives who drive our business and strategy. At the same time, our compensation program rewards strong performance and aligns the interests of our named executive officers with the interests of stockholders to maximize stockholder value and foster sound strategic planning and decision-making. Stockholders should read the “Compensation Discussion and Analysis” section of this Proxy Statement, the compensation tables and the related narrative disclosure that follows. Our Board and our Compensation Committee believe that these policies and practices are effective in implementing our compensation philosophy and in achieving our compensation program goals.

Accordingly, we are asking our stockholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders of The Lovesac Company hereby approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement, including in the Compensation Discussion and Analysis, the compensation tables and the narrative discussions that accompany the compensation tables.”

Vote Requirement

The approval, on an advisory basis, of the Company’s fiscal 2025 compensation for its named executive officers as disclosed in this Proxy Statement requires the “FOR” vote of a majority of the votes cast at the meeting and entitled to vote on the proposal at the meeting. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPANY’S FISCAL 2025 COMPENSATION FOR ITS NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Our executive compensation program is designed to attract, motivate and retain the key executives who drive our business and strategy. It is based on a pay for performance philosophy that rewards executives for achieving financial, operational and other goals, and alignment with the long-term interests of stockholders is key to our compensation program design and decisions. We do this by providing market competitive base salaries, cash incentive compensation opportunities tied to successful achievement of our annual operating goals and individual performance, and by granting long-term equity awards that are intended to deliver increasing value as our stock price increases.

Non-GAAP Financial Measures

This Proxy Statement, including the Compensation Discussion and Analysis, contains financial measures presented on a non-GAAP basis. Our non-GAAP financial measure used in this document is adjusted EBITDA, which we define as earnings before interest, taxes, depreciation and amortization, adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include management fees, equity-based compensation expense, write-offs of property and equipment, deferred rent, finance expenses and certain other charges and gains that we do not believe reflect our underlying business performance. For a discussion of this measure and for a reconciliation to the most directly comparable GAAP measure, see “Reconciliation of Non-GAAP Financial Measures” in Appendix A of this Proxy Statement.

Fiscal 2025 Highlights

Fiscal 2025 marked another momentous year for Lovesac, highlighted in our first-ever Investor Day in December where we shared our long-term growth strategy and financial ambitions. Net sales exceeded $680 million. Gross profits exceeded $397 million, representing a gross margin of 58.5%. Adjusted EBITDA was $47.8 million as compared to $54 million in fiscal 2024 (all fiscal 2024 numbers included 53 weeks vs. 52 weeks in fiscal 2025). Net income of $11.6 million as reported was down from fiscal 2024. While inventories increased due to restocking ahead of tariff increases, we closed the year with $83.7 million in cash/cash equivalents on the balance sheet. Our solid performance occurred despite a continued challenging macro environment, category headwinds and investments in people, systems, and product innovation that will allow us to launch three entirely new product platforms over the next three years, positioning us to accelerate profitable growth over the medium to long term. The charts below show our fiscal 2023, fiscal 2024 and fiscal 2025 performance for certain financial metrics. Net sales and adjusted EBITDA are measures in our annual and long-term incentive plans.

(1)     Adjusted EBITDA is a non-GAAP measure. For a discussion of this measure and for a reconciliation to the most directly comparable GAAP measure, see “Reconciliation of Non-GAAP Financial Measures” in Appendix A of this Proxy Statement.

Our Product Innovation — Fiscal 2025 represented a step-change in our innovation engine, highlighted by Reclining Seat which launched in November and brought Lovesac into the $4B motion market. Additionally our Pillowsac™ Chair Accent Frame turned our legacy Pillowsac into a bold expression of comfort and style fit for any living room, as endorsed by Architectural Digest. We also continued to build our collaboration muscle with our KidSuper partnership on Sacs while enhancing our Sactionals platform with the launches of AnyTable™ and ChargeSide. Finally we announced in December a new platform, the EverCouch™ portfolio of chair, loveseat, and sofas bringing Designed for Life disruption to a $14B segment in the same way we disrupted sectionals back in 2006.

Our Omni Channel Experience — We continued to grow market share throughout fiscal 2025 behind the strength of our digital, showroom and partner customer acquisition engines. Our CSAT scores improved year over year to our highest levels recorded, driven in particular by strategic investments in resources and technology in our customer service capabilities, supply chain and our digital experience. In fiscal 2025, we opened 39 showrooms (30 net-new) bringing our total open showroom count to 255.

Our Infrastructure Investments — We delivered material gross margin improvements through cost of goods sold reductions by leveraging cost reductions for inbound freight and warehousing, as well as new capabilities in planning and operational simplicity. We expanded our Order Management and Transportation Management Systems that we expect to further enhance customer satisfaction, improve delivery metrics around timeline expectations, and increase efficiency of working capital.

Our Circular Eco-System — We successfully tested new targeting and promotional messaging for existing customers. Media ROIs improved year over year as we drove customers to our Touchpoints and website throughout the year with a special focus on hyper local digital marketing (85% lift in incremental media ROI year over year). We gained over 155,000 new customers and first year purchase margin was up mid-single digits from fiscal 2023. Our repeat business increased to 44% of overall transactions from 43% at the end of fiscal 2025.

Our Sustainability Program — We published our fourth annual ESG report in December 2024, in which we outlined our roadmap to reach Zero Waste and Zero Emissions by 2040. We re-purpose and remove from the waste stream a substantial amount of plastic bottles for use in upholstery fabric — more than 73 million plastic bottles in fiscal 2024 and more than 300 million plastic bottles to date.

Executive Compensation Policies and Practices

Our executive compensation program is weighted towards compensating our executive officers based on our financial and operational performance. We have implemented executive compensation policies and practices that reinforce our pay for performance philosophy and align with sound governance principles. Currently, the following compensation policies and practices are in place:

WHAT WE DO	WHAT WE DON’T DO
Place a significant emphasis on performance-based at-risk long-term incentive compensation	No repricing of stock option awards without stockholder approval
Have 100% independent directors on our Compensation Committee	No tax gross-ups at all
Engage an independent compensation consultant that reports to our Compensation Committee	No post-employment retirement benefits for our NEOs that are not available to all associates
Maintain a clawback policy covering incentive-based compensation	No executive perquisites offered to our NEOs
Maintain robust stock ownership guidelines for executives to ensure alignment with stockholder interests	Our NEOs are employed “at-will” under their Employment Agreements and have market aligned severance benefits

Compensation Principles and Objectives

Our executive compensation program is designed to attract, motivate and retain the key executives who drive our success. This section provides an overview of our executive compensation philosophy and objectives, and each component of our executive compensation program.

Overview

We are a technology driven company that designs, manufactures and sells unique, high quality furniture derived through our proprietary “Designed for Life” approach which results in products that are built to last a lifetime and designed to evolve as our customers’ lives do. Our current product offering is comprised of modular couches called Sactionals, premium foam beanbag chairs called Sacs, and their associated home decor accessories. Innovation is at the center of our design philosophy with all of our core products protected by a robust portfolio of utility patents. We market and sell our products through an omni-channel platform that includes direct-to-consumer touch points in the form of our own showrooms, which include our mobile concierge and kiosks, and online directly at www.lovesac.com. We believe that our ecommerce centric approach, coupled with our ability to deliver our large upholstered products through express couriers, is unique to the furniture industry.

To succeed in this environment, we need to attract and retain a highly talented executive team with the leadership skills and experience to drive our business goals and increase stockholder value. We do this by offering competitive, market-based pay packages with short- and long-term incentive opportunities that reward strong performance. We believe this compensation structure and “pay for performance” philosophy aligns the long-term interests of our executive officers with the interests of our stockholders.

As we look ahead, we are confident that Lovesac’s commitment to products that are built to last a lifetime and designed to evolve is a distinct and compelling competitive advantage. We expect that adherence to our Designed for Life and Circular Operations philosophies will not only drive continued growth and profitability but will also help us reach our goal to operate a 100% circular and sustainable business model, reaching targets of zero waste and zero emissions by 2040.

Our Compensation Objectives

The current objectives of our executive compensation program are to:

▪       Recruit, incentivize and retain highly qualified executives who have the experience and leadership skills necessary to grow our business;

▪       Reward executives for achieving our financial, strategic and operational goals, both short- and long-term;

▪       Align the interests of our executives with those of our stockholders;

▪       Reflect our long-term corporate strategy;

▪       Promote a balanced approach to risk; and

▪       Provide compensation that is competitive and reasonable relative to peers and the overall market.

Our Compensation Committee regularly evaluates the components and structure of the Company’s compensation program to ensure that it continues to fulfil its objectives and makes adjustments as needed.

Elements of Compensation

Our executive compensation program has three primary components — base salary, annual cash-based incentives and long-term equity-based incentives. We believe that these elements help attract and retain qualified individuals, link individual performance to Company performance, focus the efforts of our NEOs and other executives on the achievement of both our short-term and long-term objectives, and align the interests of our executives with those of our stockholders.

The Company positions total target direct compensation for the NEOs at the median of our peer group, with an opportunity to earn up to the 75th percentile or greater for stretch performance under our Long-Term Performance Award program discussed on page 34. A significant portion of our NEO’s total target direct compensation (i.e., Mr. Nelson and Ms. Fox — 89%, and Mr. Siegner — 80%), on average, is at-risk, meaning it is earned only if the Company achieves its performance goals or the value of the award is dependent upon our stock price. Taken together, these elements form a competitive compensation package that achieves our overall compensation objectives as further described in the following table and narrative.

Element	Mr. Nelson and Ms. Fox	Mr. Siegner	Description
Base Salary			Fixed compensation for performing day-to-day job responsibilities. Reviewed annually for potential adjustment based on market competitiveness, change in responsibilities and other factors.
Annual Incentive			Annual performance-based award opportunity based on achievements related to Company performance metrics and targets established by the Compensation Committee.
Long-Term Incentives			Equity awards designed to reward executives for strong long-term performance, serve as a retention tool and to align the interests of executives and stockholders.

We also provide our associates, including our NEOs and other executives, with comprehensive benefit programs such as medical, dental and vision insurance, a 401(k) plan, life and disability insurance, and flexible spending accounts, a monthly stipend for home office expenses and discounts on Company product. We do not offer perquisites to our NEOs.

Executive Compensation Program Snapshot

Our Compensation Committee regularly evaluates our compensation philosophy and the components of our compensation program to ensure that they are effectively driving the Company’s strategic objectives and promoting strong performance while remaining market competitive. The following table summarizes the components our executive compensation program.

	Type	Terms
Salary	Cash	Fixed amount of compensation, reviewed annually for potential adjustment based on market competitiveness, changes in responsibilities and other factors.
Annual Incentive	Cash	Annual performance-based award opportunity based on achievements with respect to the Company’s net sales, adjusted EBITDA and customer satisfaction performance.
Long-Term Incentives	Time-based Restricted Stock Units (“RSUs”)

Time-based RSUs vest in three equal installments over three years subject to continued employment through each vesting date. RSUs are payable in shares of Company stock upon vesting. Unvested RSUs are forfeited upon termination from the Company.

Performance-based RSUs (PSUs)

Eligible to vest based on the Company’s achievements of net sales and adjusted EBITDA targets pre-established by the Compensation Committee for the applicable performance period, subject to continued employment on the vesting date. Once vested, PSUs are payable in shares of Company stock. Unearned PSUs are forfeited.

Long-Term Performance Awards (LTPAs)

Eligible to vest based on the Company’s achievements of stretch net sales and adjusted EBITDA targets pre-established by the Compensation Committee for the applicable performance period, subject to continued employment on the vesting date. Once vested, LTPAs are payable in shares of Company stock. Unearned LTPAs are forfeited.

Retirement	401(k)

A qualified safe harbor 401(k) plan that provides all eligible Company associates (including our NEOs) with the opportunity to defer a portion of their compensation and receive a Company matching contribution equal to 100% of deferrals up to 4% of gross pay.

Compensation Decision-Making

Role of the Compensation Committee

The Compensation Committee is responsible for establishing, approving and adjusting compensation arrangements for our NEOs, and for reviewing and approving corporate goals and objectives relevant to these compensation arrangements. The Compensation Committee also evaluates the performance of our NEOs taking into consideration achievements relative to the Company’s long-term business and financial goals. The Compensation Committee is comprised of independent directors and works closely with its independent consultant, FW Cook, and senior executives to assess the effectiveness of the Company’s executive compensation program throughout the year.

Compensation decisions for our NEOs were made by the Compensation Committee with input from FW Cook for fiscal 2025. The Compensation Committee reviewed the cash and equity compensation of our NEOs with the goal of ensuring that our executive officers are properly incentivized and made adjustments it determined to be appropriate.

The Compensation Committee considers compensation data from our peer group as one of several factors that inform its judgment of appropriate compensation levels. The Compensation Committee also considers other factors in determining compensation including those set forth below, and may pay up to the 75th percentile of our peer group in target total direct compensation:

▪       The performance and experience of each NEO;

▪       The scope and strategic impact of the NEO’s responsibilities;

▪       Our past business performance and future expectations;

▪       Our long-term goals and strategies;

▪       The difficulty and cost of replacing high-performing leaders with in-demand skills; and

▪       The relative compensation among our NEOs.

Role of the Compensation Consultant

The Compensation Committee has the authority to retain the services of external advisors, including compensation consultants, legal counsel and other advisors, as needed to carry out its duties. The Compensation Committee engaged FW Cook to assist in guiding and executing our executive and director compensation strategy, assessing the target total direct compensation opportunities of our named executive officers relative to market practices, developing a compensation peer group and advising on executive compensation decisions for fiscal 2025.

FW Cook does not provide any services to us other than the services provided to the Compensation Committee. Our Compensation Committee has assessed the independence of FW Cook and has concluded that no conflict of interest exists with respect to the work that FW Cook performs for the Compensation Committee.

Compensation Peer Group

The Compensation Committee reviews market data of companies that we believe are comparable to us. The Compensation Committee, with assistance from FW Cook, determined our peer group for fiscal 2025 based on several factors, including industry classification, company size, and other qualitative and business-related factors. Each year, the Compensation Committee examines our compensation peer group to ensure that it continues to reflect these factors and will make adjustments as needed.

Our peer group for fiscal 2025 compensation decisions consisted of 17 companies the majority of which are consumer goods companies. The Compensation Committee referred to compensation data from this peer group when making base salary, annual incentive award and long-term incentive award decisions for our NEOs. The following is a list of the companies that comprised our fiscal 2025 peer group.

▪	Boot Barn Holdings, Inc.	▪	Funko, Inc.	▪	Revolve Group, Inc.
▪	CarParts.com, Inc.	▪	GoPro, Inc.	▪	Snap One Holdings, Corp.
▪	Clarus Corporation	▪	Holley Inc.	▪	Solo Brands
▪	e.l.f. Beauty, Inc.	▪	Inter Parfums, Inc.	▪	Sonos, Inc.
▪	Ethan Allen Interiors, Inc.	▪	Johnson Outdoors, Inc.	▪	XPEL, Inc.
▪	FIGS	▪	Purple Innovation, Inc.

Fiscal 2025 Compensation

Base Salaries

We pay base salaries to our NEOs to compensate them for their performance of their day-to-day responsibilities and provide regular income. The salaries are based on each NEO’s experience, leadership skills, and scope of responsibilities with reference to competitive market pay levels provided by FW Cook. Base salaries are reviewed on an annual basis by our Compensation Committee in consultation with FW Cook. Base salaries may be adjusted to maintain competitive pay positioning, reflect changes in responsibilities and other factors. In fiscal 2025, the base salaries for each of the NEOs were increased as part of the Compensation Committee’s annual compensation review.

Annual Incentive Plan (AIP) Compensation

A significant portion of each NEO’s compensation is tied to Company performance. We provide for annual performance-based cash incentive opportunities for our NEOs (“AIP Award”) based on achievements relative to Company financial and strategic objectives. Target AIP Award levels are based on a percentage of our NEOs’ base salaries at the conclusion of the applicable performance year and are informed by market data and Compensation Committee judgment. In fiscal 2025, the target AIP Award levels for Mr. Nelson and Ms. Fox were increased from 60% to 75%, and the target AIP Award level for Mr. Signer was increased from 55% to 60% following the Compensation Committee’s annual compensation review.

Actual AIP Award amounts are based on achievement relative to threshold, target, stretch and maximum performance goals established by the Compensation Committee. Performance is measured at the end of the fiscal year and actual payouts made relative to each NEO’s target AIP Award opportunity as shown in the following table:

	AIP Payout Levels based on Performance Levels(1)
	Threshold		Target		Stretch		Maximum
Name	Performance	Payout	Performance	Payout	Performance	Payout	Performance	Payout
Shawn Nelson	50% of target	206,250	100% of target	412,500	150% of target	618,750	200% of target	825,000
Mary Fox		206,250		412,500		618,750		825,000
Keith Siegner		139,200		278,400		417,600		556,800

(1)     Threshold performance results in a payout of 37.5% of base salary for Mr. Nelson and Ms. Fox, and 30% of base salary for Mr. Siegner. Target performance results in a payout of 75% of base salary for Mr. Nelson and Ms. Fox, and 60% of base salary for Mr. Siegner.

(2)     Stretch performance results in payout of 112.5% of base salary for Mr. Nelson and Ms. Fox, and 90% of base salary for Mr. Siegner. Maximum performance results in payout capped at 150% of base salary for Mr. Nelson and Ms. Fox, and 120% of base salary for Mr. Siegner.

Fiscal 2025 AIP Awards

Company Performance Metrics

For fiscal 2025 AIP Awards, the Compensation Committee selected metrics and weightings that balance a growth measure (net sales) and a profitability-related measure (adjusted EBITDA). In addition, to drive strong customer service the Company established targets for post-purchase customer satisfaction (“CSAT”) survey results as a condition to maximum payout eligibility under the 2025 AIP. If CSAT is not attained, the maximum payout is 180% of target (rather than 200% of target). The performance targets for each metric are based on Company operating and financial plans and other factors.

Each year, the Compensation Committee also reviews overall financial performance and adjusts for items that are not reflective of normal operating performance for that year. These adjustments are items that the Compensation Committee believes are fair to both participants and stockholders, encourage appropriate actions that foster the long-term health of the business, and are consistent with the objectives underlying our predetermined AIP performance goals. The adjustments identified by the Compensation Committee at the beginning of fiscal year 2025 included unplanned legal fees and settlement costs, currency fluctuations, unbudgeted supply chain impacts, category headwinds, national/global crises, changes in tax laws, rates or accounting standards, or other extraordinary non-recurring items or significant change in business assumptions, if there is a valid business rationale.

During fiscal 2025, the Company’s net sales and adjusted EBITDA performance was below threshold levels earning a 0% payout on both metrics. Net sales performance was impacted by two key factors: (i) slower than expected recovery from category headwinds and a challenging macro environment, and (ii) the Company’s strategic decision to protect the brand by maintaining its standard promotional pricing levels relative to record high industry promotional levels. Lower than expected net sales performance also resulted in adjusted EBITDA performance below the threshold performance levels required for payout on the adjusted EBITDA metric. The Committee considered that adjusting for these factors would have resulted in net sales and adjusted EBITDA performance yielding an approximately 65% payout. For fiscal 2025, the Committee exercised its discretion to adjust the AIP payout to 40%.

The amounts shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 38 reflect this level of performance.

Metrics	Weight	Performance Levels (rounded)			Results	Weighted Payout Percent
Net Sales	50%	Threshold:	$700M =	50%	$680.6M	0%
(Growth measure)		Target:	$735M =	100%
		Stretch:	$752.5M =	150%
		Maximum:	$770M =	200%
Adjusted EBITDA(1)	50%	Threshold:	$52.7M =	50%	$47.8M	0%
(Profitability-related measure)		Target:	$58.9M =	100%
		Stretch:	$61.7M =	150%
		Maximum:	$64M =	200%
CSAT	Achievement of CSAT targets is a condition to maximum payout. Target: 85.6%				86.1%	Not applicable
(Customer satisfaction measure)
Total Payout Percent Adjusted Payout Percent						0% 40%

(1)     Adjusted EBITDA is a non-GAAP measure. For a discussion of this measure and for a reconciliation to the most directly comparable GAAP measure, see “Reconciliation of Non-GAAP Financial Measures” in Appendix A of this Proxy Statement.

(2)     Achievement of CSAT targets is a condition to maximum payout of 200%.

Discretionary Bonus Awards

In fiscal 2025, the Compensation Committee awarded Mr. Siegner a discretionary bonus of $120,000 in recognition of his leadership in connection with the restatement of certain of the Company’s historical financial statements. In addition, the Compensation Committee awarded discretionary bonuses to Mr. Nelson, Ms. Fox and Mr. Siegner in the amounts of $123,750, $123,750, and $83,520, respectively, due to the Company’s outperformance relative to the category gaining market share, and their leadership driving significant progress on the Company’s strategic plan, including the fiscal 2025 launch of Sactionals Reclining Seat, the fiscal 2026 launch of EverCouch™ and pending new platforms. The Compensation Committee also considered that Mr. Nelson’s and Ms. Fox’s target total direct compensation and realized pay was significantly lower than the benchmark group.

Long-Term Incentive Compensation

To encourage a strong focus on long-term performance, our Compensation Committee grants our NEOs stock-based awards, the value of which depends on our stock performance and other performance measures. The Compensation Committee generally awards long-term incentive compensation in the form of time-based RSUs, and performance-based PSUs and LTPAs. Long-term incentive (“LTI”) awards are generally granted to our NEOs annually and grant amounts are determined based on various factors including Company performance and market practices.

In fiscal 2025, the Compensation Committee awarded long-term incentives to the NEOs under our 2017 Equity Plan in the form of RSUs, PSUs, and LTPAs weighted approximately (i) 19%, 19% and 62%, respectively, of Mr. Nelson’s and Ms. Fox’s total LTI target award value, and (ii) 26%, 26% and 48%, respectively, of Mr. Siegner’s total LTI target award value. The Compensation Committee selected these award mixes to emphasize incentive award opportunities that are contingent upon both strong Company performance and retention. Target award values for RSUs, PSUs and LTPAs were determined based on peer group data provided by FW Cook. In fiscal 2025, the Compensation Committee increased the total long-term incentive award target values for Mr. Nelson, Ms. Fox and Mr. Siegner to align with the peer group.

The following table shows the long-term incentive target award values for fiscal 2025 for each of the NEOs:

FISCAL 2025 LONG-TERM INCENTIVE TARGET VALUES	RSU ($)	PSU ($)	LTPA ($)(1)	Total Value ($)
Shawn Nelson	750,000	750,000	2,537,500	4,037,500
Mary Fox	750,000	750,000	2,537,500	4,037,500
Keith Siegner	395,500	395,500	732,000	1,523,000

(1)     For Mr. Nelson and Ms. Fox, includes an increase in their LTPA target award value of $987,500 for fiscal 2025 to bring their total long-term incentive award target value over three years in alignment with the peer group.

Actual RSU, PSU and LTPA share amounts are determined by dividing the target award values by the average closing price of a share of the Company’s common stock for the 30-day trading period prior to the date of grant.

Fiscal 2025 PSU and RSU Awards

PSUs.    The Compensation Committee grants performance-based awards to align executive compensation with stockholder interests. PSU awards are granted to our NEOs and can be earned based on achievement of predefined Company performance metrics and targets measured and certified by the Compensation Committee at the end of three consecutive 12-month performance periods. The Compensation Committee sets performance targets at the beginning of each 12-month performance period and the performance targets may change from year to year. NEOs can earn 25% of their target award for achieving 80% of the performance targets up to a maximum of 100% of their target award. There is no payout for performance below 80% of the performance targets. Once earned, PSUs are paid in shares of Company stock.

If the PSU performance targets are met for a given 12-month performance period, one-third of the target PSU award will be paid out to the NEO on the applicable anniversary of the grant date provided that the NEO is employed by the Company on the payout date. If the PSU performance targets are not met for the first or second 12-month performance period, then such unearned PSUs (representing one-third of the target award) will be eligible to vest if the Company’s performance at the end of the next fiscal year exceeds the aggregate of the performance targets for the current fiscal year plus the prior fiscal year.

▪       Fiscal 2025 PSUs.    In fiscal 2025, one-third of target PSUs could be earned by our NEOs based on Company performance relative to the net sales and adjusted EBITDA performance targets set forth below for the 12-month performance period ending February 2, 2025 (“Fiscal 2025 PSUs”). Payout for performance on each metric is calculated independently and weighted 50% in the overall payout calculation. During fiscal 2025, the Company achieved net sales performance of $680.6 million equating to 72.3% achievement on the net sales metric and adjusted EBITDA performance of $47.8 million equating to a 29.2% payout on the adjusted EBITDA metric. Based on the performance ranges and results shown in the table below, the

Company’s net sales and adjusted EBITDA performance earned the NEOs a payout of 50.8% of their target Fiscal 2025 PSU award representing the following shares: Mr. Nelson — 4,884 shares, Ms. Fox — 4,884 shares, and Mr. Siegner — 2,576. The balance of unearned shares from the Fiscal 2025 PSU award were forfeited.

Metrics	Weight	Performance Ranges			Results	Achievement
Net Sales	50%	Threshold:	$588M =	25%	$680.6M	72.3%
(Growth measure)		Target:	$735M =	100%
Adjusted EBITDA(1)	50%	Threshold:	$47M =	25%	$47.8M	29.2%
(Profitability measure)		Target:	$58.9M =	100%
Payout Percent(2)						50.8%

(1)     Adjusted EBITDA is a non-GAAP measure. For a discussion of this measure and for a reconciliation to the most directly comparable GAAP measure, see “Reconciliation of Non-GAAP Financial Measures” in Appendix A of this Proxy Statement.

(2)     Net sales and adjusted EBITDA are calculated independently. Performance on each metric must meet or exceed 80% threshold levels for payout eligibility. Performance between 80% and 100% of target will be determined using linear interpolation.

▪       Fiscal 2022, 2023 and 2024 PSUs.    The fiscal 2025 PSU metrics also applied to one-third of the PSUs awarded in fiscal 2024 (“Fiscal 2024 PSUs”) and fiscal 2023 (“Fiscal 2023 PSUs”), and one-quarter of the PSUs awarded to Ms. Fox only in fiscal 2022 (“Fiscal 2022 PSUs”), none of which were earned. Fiscal 2024 PSUs, Fiscal 2023 PSUs and Fiscal 2022 PSUs could be earned based on blended net sales and adjusted EBITDA performance with a 90% performance threshold which was not met.

The following unearned Fiscal 2024 PSUs were carried forward and eligible to be earned in fiscal 2026 if the Company’s aggregate net sales and adjusted EBITDA performance targets for fiscal 2025 and 2026 are met: Mr. Nelson — 4,848, Ms. Fox — 4,848, and Mr. Siegner — 3,189. The following unearned Fiscal 2024 PSUs, Fiscal 2023 PSUs, and Fiscal 2022 PSUs were not eligible for carry forward and forfeited: Mr. Nelson — 10,392, Ms. Fox — 15,224 and Mr. Siegner — 3,188.

Long-Term Performance Awards.    The Compensation Committee grants LTPAs to reward strong Company and individual performance and to serve as a retention tool. LTPAs are denominated in performance-based restricted stock units of which 100% may be earned by the NEOs based on performance relative to stretch targets established by the Committee for a designated performance period. Once earned, LTPA’s are payable in a single tranche following the fiscal year in which the performance levels were achieved. If the performance targets are not achieved, no LTPAs will be paid.

▪       Fiscal 2025 LTPAs.    In fiscal 2025, the Compensation Committee granted LTPAs (“Fiscal 2025 LTPAs” or “LTPA1s”) to the NEOs that vest upon achievement of stretch net sales and adjusted EBITDA targets designed to award accelerated performance over a three-year performance period ending in fiscal 2027. 100% of the Fiscal 2025 LTPAs vest in the fiscal year following the completed fiscal year in which the Company achieves both the net sales and adjusted EBITDA targets but no later than fiscal 2027. 50% of the Fiscal 2025 LTPAs vest in fiscal 2027 if either one of the net sales or the adjusted EBITDA targets is met, but no later than fiscal 2027. Unearned Fiscal 2025 LTPAs are forfeited.

In fiscal 2025, Mr. Nelson and Ms. Fox each received an additional LTPA grant (“LTPA2”) with net sales and adjusted EBITDA performance targets greater than the LTPA1s to reward higher levels of Company performance. 100% of the LTPA2s vest in the fiscal year following the completed fiscal year in which the Company achieves both the net sales and adjusted EBITDA targets but no later than fiscal 2027. 50% of the LTPA2s vest in fiscal 2027 if either one of the net sales or the adjusted EBITDA targets is met, but no later than fiscal 2027. Unearned LTPA2 are forfeited.

▪       Fiscal 2023 and Fiscal 2024 LTPAs.    In fiscal 2025, based on a review of Company forecasted performance and macroeconomic factors the fiscal 2023 and fiscal 2024 LTPAs were not expected to be earned. The Compensation Committee approved the cancellation and forfeiture of the fiscal 2023 and fiscal 2024 LTPA grants granted to our associates, including Mr. Nelson and Ms. Fox, to enable the shares to be added back to the share pool to meet the Company’s fiscal 2025 grant needs.

RSUs.    RSUs provide incentives for executives to remain employed by the Company to execute the Company’s long-term strategic goals. The Compensation Committee believes that RSUs tie compensation to Company performance, given that the value of an RSU can increase or decrease with our stock price. Generally, RSUs vest in three equal annual installments on each of the first three anniversaries of the grant date. Vested shares are settled in common stock on each vest date provided that the executive remains employed by the Company on such date.

Retirement or Similar Benefit Plans

The Lovesac Company 401(k) Plan

The Lovesac Company 401(k) Plan is designed to provide retirement benefits to all eligible full-time and part-time associates. The 401(k) Plan provides associates with the opportunity to save for retirement on a tax-favored basis. The 401(k) Plan permits elective deferral contributions, safe harbor matching 100% contributions, not to exceed 4% of their compensation with immediate vesting, and profit-sharing contributions. All our associates (both full-time and part-time) (except for union associates and non-resident aliens) are eligible to participate in the 401(k) Plan as of the first day of the month following 30-days of completed service and are over the age of 21.

Post-Employment Agreements

For a description of the material terms of each contract, agreement, plan or arrangement with our NEOs at, following, or in connection with the resignation or other termination of an NEO, or a change in control, see the section entitled “Executive Employment Arrangements” beginning on page 41.

Other Compensation Policies

Associate Benefits

We provide benefits to all eligible associates, including our NEOs, which the Compensation Committee believes are reasonable and consistent with its overall compensation objective to better enable us to attract and retain associates. These benefits include medical, dental and vision insurance, a 401(k) plan, life and disability insurance, flexible spending accounts, a monthly stipend for home office expenses and discounts on Company product. There are no perquisites offered to our NEOs.

Stock Ownership Guidelines

The Board adopted stock ownership guidelines for our NEOs. The guidelines require our NEOs to accumulate and hold shares of the Company’s common stock valued at a multiple of his or her annual base salary within five years of the effective date of the guidelines, or five years of becoming subject to the guidelines, whichever is earlier (“Stock Ownership Requirement”). The Stock Ownership Requirements for our NEOs are set forth below:

Level	Stock Ownership Requirement
CEO	5 times base salary
President and COO	3 times base salary
EVP and CFO	2 times base salary

The following equity holdings qualify toward satisfaction of the Stock Ownership Requirement:

▪       Shares directly owned by the NEO or his or her immediate family members residing in the same household;

▪       Shares beneficially owned by the NEO, but held in trust, limited partnerships, or similar entities for the sole benefit of the NEO or his or her immediate family members residing in the same household;

▪       Shares held in retirement or deferred compensation accounts for the benefit of the NEO or his or her immediate family members residing in the same household; and

▪       Time-based RSUs that have not vested.

Unexercised stock options, whether vested or unvested, and unearned performance-based awards do not count towards the guidelines. In the event the NEO does not meet the Stock Ownership Requirement as of the applicable deadline, the Compensation Committee may (but is not required to) require that the NEO retain an amount equal to all or a portion of the net shares received following the exercise of Company stock options or the vesting of time-based RSUs until the applicable Stock Ownership Requirement has been satisfied.

As of the fiscal year ending February 2, 2025, all NEOs were in compliance with the guidelines, or on track for compliance within the time period prescribed under the guidelines.

Clawback Policy

The Board adopted a Clawback Policy requiring the recovery of or forfeiture to the Company of any excess incentive compensation received from our NEOs if (a) the Company is required to restate any financial results due to the material noncompliance of the Company with any financial reporting requirements under the securities laws, and (b) the Audit Committee determines that the NEOs engaged in misconduct (including, but not limited to an act of fraud or breach of fiduciary duty) that resulted in the material noncompliance.

Excess incentive compensation means an amount up to the difference between (a) any incentive compensation paid, granted, vested, settled or accrued during the three completed fiscal years before the restatement, and (b) the incentive compensation the NEO would have been paid or awarded based on the accurate financial information or restated financial results. The Board may recover, or require the forfeiture of, different amounts from different covered officers on such basis as it shall deem appropriate. Material noncompliance means fraud or intentional failure to comply with any material reporting requirements for the representation of financial results of the Company in a public filing with the SEC.

In 2022, the SEC adopted final rules related to clawbacks under the Dodd-Frank Wall Street Reform and Consumer Protection Act which rules were implemented by the securities exchanges in 2023. In addition to the Company’s Clawback Policy described above, the Board adopted a Dodd-Frank Clawback Policy in June 2023, conforming to the requirements put forth by Nasdaq.

Insider Trading, Anti-Hedging and Pledging Policies

We have an Insider Trading Policy that requires our directors, NEOs and other senior associates to pre-clear transactions in our common stock with the Company’s finance and legal departments. Trading is permitted only during specified quarterly Company open trading periods. Our NEOs may enter into a trading plan under Rule 10b5-1 of the Exchange Act. These trading plans may be entered into only during an open trading period, must be approved by the Company’s finance and legal departments, and must include a waiting period prior to commencement of trading under the plan. An executive bears the full responsibility if he or she violates the Company policy by permitting shares to be bought or sold without pre-clearance or when trading is restricted.

In addition, our policy prohibits our directors and NEOs from short-term trading, short selling, buying or selling puts or calls or other derivative securities on the Company’s securities, trading on margin, hedging, or pledging shares of our common stock as collateral for margin loans without the prior approval of our Board.

In fiscal 2024, the Board amended the Insider Trading Policy to incorporate new rules adopted by the SEC regarding Rule 10b5-1 trading plans relating to mandatory cooling off periods, director and officer certifications, restrictions on overlapping plans and single trade arrangements, requirements to act in good faith, and quarterly and annual disclosure of plans adopted, amended or terminated.

Practices Related to the Timing of Equity Compensation

The Compensation Committee does not grant equity awards in anticipation of the release of material nonpublic information (“MNPI”), and the Company does not time the release of MNPI based upon grant dates of equity awards. The Company has not granted stock options or other appreciation awards since 2019.

Tax and Accounting Considerations

In making decisions about executive compensation, we continue to consider the impact of regulatory provisions, including the provisions of Section 409A of the Internal Revenue Code, as amended, regarding non-qualified deferred compensation and the “golden parachute” provisions of Section 280G of the Internal Revenue Code, as amended, as well as how various elements of compensation will impact our financial results, including the impact of applicable stock compensation accounting rules, which determine how we recognize the cost of associate services received in exchange for awards of equity instruments. While the Compensation Committee considers regulatory provisions and the impact of compensation elements on our financial results as factors in determining executive compensation, the Compensation Committee believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation and to structure a program that we consider to be the most effective attracting, motivating and retaining key executives.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis section be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended February 2, 2025.

Respectfully submitted by the members of the Compensation Committee of the Board:

THE COMPENSATION COMMITTEE
Sharon M. Leite, Chair Walter F. McLallen Vineet Mehra John Grafer Shirley Romig

Summary Compensation Table

The following Summary Compensation Table summarizes the total compensation paid to or earned by each of our named executive officers for services provided to the Company for fiscal 2025.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Shawn Nelson	2025	528,225	123,750	3,840,346	—	165,000	14,090	4,671,414
Chief Executive	2024	476,996	—	8,526,949	—	74,990	14,000	9,092,935
Officer	2023	440,229	—	2,472,858	—	267,060	24,536	3,204,682
Mary Fox	2025	528,225	123,750	3,840,346	—	165,000	14,090	4,671,414
President and Chief	2024	476,996	—	2,369,660	—	74,990	14,000	2,935,647
Operating Officer	2023	440,404	—	2,472,858	—	667,060	12,227	3,592,548
Keith Siegner	2025	460,500	203,520	1,448,634	—	111,360	13,849	2,237,863
EVP and Chief	2024	300,000	50,000	515,607	—	66,825	1,500	933,932
Financial Officer

(1)     The Salary column reflects base salaries paid during the years shown.

(2)     The Bonus column reflects discretionary bonuses for each of the NEOs. See the section “Discretionary Bonus Awards” on page 32 for more information.

(3)     The Stock Awards column reflects the fair value of RSUs, PSUs, LTPA1s and LTPA2s granted in fiscal 2025 as computed in accordance with FASB ASC Topic 718. The methods and assumptions used to calculate these amounts are discussed in Note 9 to our financial statements included in our 2025 Annual Report for the fiscal year ended February 2, 2025. The aggregate grant date fair value for each type of award assumes the satisfaction of all relevant conditions. If the Company were to meet its performance targets the maximum payout for PSUs, LTPA1s and LTPA2s is 100% of target, consistent with the values in the table.

(4)     The Non-Equity Incentive Plan Compensation column reflects payments made under the Company’s AIP, as adjusted by the Compensation Committee, based on performance relative to net sales, adjusted EBITDA and CSAT targets established for the 12-month performance period ended February 2, 2025. See the section titled “Fiscal 2025 AIP Awards” on page 31 for more information.

(5)     The All Other Compensation column includes 401(k) matching contributions for the named executive officers.

Grants of Plan-Based Awards

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(5)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Shawn Nelson
AIP		206,250	412,500	825,000	—	—	—	—	—
RSU(2)	06/11/2024	—	—	—	—	—	—	28,847	713,386
PSU(3)	06/11/2024	—	—	—	7,211	28,847	—	—	713,386
LTPA1(4)	06/11/2024	—	—	—	—	59,616	—	—	1,474,304
LTPA2(4)	06/11/2024	—	—	—	—	37,981	—	—	939,270
Mary Fox
AIP		206,250	412,500	825,000	—	—	—	—	—
RSU(2)	06/11/2024	—	—	—	—	—	—	28,847	713,386
PSU(3)	06/11/2024	—	—	—	7,211	28,847	—	—	713,386
LTPA1(4)	06/11/2024	—	—	—	—	59,616	—	—	1,474,304
LTPA2(4)	06/11/2024	—	—	—	—	37,981	—	—	939,270
Keith Siegner
AIP		139,200	278,400	556,800	—	—	—	—	—
RSU(2)	06/11/2024	—	—	—	—	—	—	15,212	376,193
PSU(3)	06/11/2024	—	—	—	3,803	15,212	—	—	376,193
LTPA1(4)	06/11/2024	—	—	—	—	28,154	—	—	696,248

(1)     NEOs can earn AIP Awards between 0% and 200% of target based on net sales, adjusted EBITDA and CSAT performance relative to targets pre-established by the Compensation Committee. Performance is measured at the end of a 12-month performance period ending February 2, 2025. Actual payout levels are reflected in the Summary Compensation Table on page 38.

(2)     Reflects RSUs that vest in three equal annual installments on each of the first, second, and third anniversaries of the grant date, subject to continued service with the Company through the vesting date.

(3)     Reflects PSUs that may be earned based on achievements relative to net sales and adjusted EBITDA performance targets pre-established by the Compensation Committee. NEOs are eligible to earn between 50% and 100% of their target award. PSUs are payable in shares of the Company’s common stock, subject to continued service with the Company through the vesting date. See the section “Fiscal 2025 PSU and RSU Awards” on page 33 for additional information.

(4)     Reflects LTPAs that may be earned based on achievements relative to stretch net sales and adjusted EBITDA performance targets pre-established by the Compensation Committee. NEOs are eligible to earn 100% of their target award. LTPAs are payable in shares of the Company’s common stock, subject to continued service with the Company through the vesting date. In fiscal 2025, LTPA1s were granted to the NEOs, and LTPA2s were granted to Mr. Nelson and Ms. Fox. See the section “Long-Term Performance Awards” on page 34 for additional information.

(5)     Reflects the grant date fair value of awards computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions and methodologies used in calculating the grant date fair value of the awards reported, see Note 9 to the Company’s financial statements in the Company’s 2025 Annual Report for the fiscal year ended February 2, 2025.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth for each Named Executive Officer certain information concerning their outstanding equity awards as of the fiscal year ended February 2, 2025.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(6)
Shawn Nelson	06/05/2019	330,244	—	38.10	06/05/2029	—	—	—	—
	04/15/2022	—	—	—	—	2,772	70,908	5,544(3)	141,815
	03/27/2023	—	—	—	—	—	—	235,000(4)	6,011,300
	04/15/2023	—	—	—	—	9,696	248,024	14,544(3)	372,036
	06/11/2024	—	—	—	—	28,847	737,907	28,847(3)	737,907
	06/11/2024	—	—	—	—	—	—	59,616(5)	1,524,977
	06/11/2024	—	—	—	—	—	—	37,981(5)	971,554
Mary Fox	11/18/2021	—	—	—	—	2,417	61,827	4,832(3)	123,603
	04/15/2022	—	—	—	—	2,772	70,908	5,544(3)	141,815
	04/15/2023	—	—	—	—	9,696	248,024	14,544(3)	372,036
	06/11/2024	—	—	—	—	28,847	737,907	28,847(3)	737,907
	06/11/2024	—	—	—	—	—	—	59,616(5)	1,524,977
	06/11/2024	—	—	—	—	—	—	37,981(5)	971,554
Keith Siegner	06/30/2023	—	—	—	—	6,378	163,149	9,566(3)	244,698
	06/11/2024	—	—	—	—	15,212	389,123	15,212(3)	389,123
	06/11/2024	—	—	—	—	—	—	28,154(5)	720,179

(1)     Reflects RSUs which vest in three equal annual installments (and four annual installments for Ms. Fox’s November 18, 2021 grant only) on the anniversary of the grant date subject to continued service with the Company through the vesting dates.

(2)     Reflects the market value of the shares underlying RSUs that have not vested as of the fiscal year ended February 2, 2025, based on the closing price of our common stock of $25.58 per share on January 28, 2025, the last trading day of fiscal 2025.

(3)     Reflects Fiscal 2022 PSUs (fourth tranche for Ms. Fox’s November 18, 2021 grant), Fiscal 2023 PSUs (third tranche), Fiscal 2024 PSUs (second and third tranches), and Fiscal 2025 PSUs (first, second and third tranches) which may be earned based on the Company’s performance relative to pre-established metrics and targets set by the Compensation Committee for three consecutive 12-month performance periods. See the discussion on page 33 for more information on PSU awards.

(4)     Reflects a performance-based RSU retention award granted to Mr. Nelson that vests upon achievement of certain stock price and net sales goals over a five- and seven-year performance period, as applicable.

(5)     Reflects LTPA1s granted to the NEOs in fiscal 2025, and LTPA2s granted to Mr. Nelson and Ms. Fox which may be earned based on the Company’s performance relative to stretch net sales and adjusted EBITDA targets pre-established by the Compensation Committee over a three-year performance period ending in fiscal 2027. In fiscal 2025, based on a review of Company forecasted performance and macroeconomic factors the fiscal 2023 and fiscal 2024 LTPA grants were not expected to be earned. The Compensation Committee approved the cancellation and forfeiture of the fiscal 2023 and fiscal 2024 LTPA grants granted to Mr. Nelson and Ms. Fox. See the section “Long-Term Performance Awards” on page 34 for additional information.

(6)     Reflects the market value of the shares underlying Fiscal 2022 PSUs (for Ms. Fox only), Fiscal 2023 PSUs, the Nelson PSU Grant, Fiscal 2024 PSUs, Fiscal 2025 PSUs, LTPA1s and LTPA2s, as applicable, as of the fiscal year ended February 2, 2025, assuming performance at target, and based on the closing price of our common stock of $25.58 per share on January 28, 2025, the last trading day of fiscal 2025.

Option Exercises and Stock Vested

The following table provides information on stock options exercised and stock awards that vested for the NEOs in fiscal 2025.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Shawn Nelson	—	—	9,078	181,689
Mary Fox	—	—	10,036	219,722
Keith Siegner	—	—	3,188	71,895

(1)     The Value Realized on Vesting is based on the number of shares of the Company’s common stock that vested on the vesting date multiplied by the closing price of the Company’s common stock on the vesting date – April 15, 2024 of $18.80; June 7, 2024 of $26.36; June 30, 2024 of $22.58; and November 18, 2024 of $31.65.

Executive Employment Arrangements

We have entered into Employment Agreements with our named executive officers which have no specific term and provide that each is an at-will employee. Each Employment Agreement provides for a base salary, adjusted from time to time, target AIP Award, and equity compensation. The Employment Agreements also provide for, among other things, the reimbursement of all reasonable travel and other out-of-pocket expenses incurred in connection with the NEO’s employment, paid vacation leave, and post-employment compensation which is discussed beginning on page 42. The following is a summary of the key terms of each NEO’s employment agreement:

▪       Shawn Nelson.    Effective October 26, 2017, the Company entered into an Employment Agreement with Mr. Nelson, which was amended on October 2, 2019, March 24, 2022, and March 23, 2023 and included as Exhibits 10.7, 10.8, 10.9 and 10.10 to our 2025 Annual Report. As of May 1, 2024, Mr. Nelson’s annual base salary was $550,000, and he was eligible for an AIP Award with a target value of 75% of his base salary ($412,500) up to a cap of 150% of his base salary. He was also eligible for annual long-term incentive awards comprised of (i) RSUs and PSUs (equally weighted) with a target value of $1,500,000; (ii) LTPA1s with a target value of $1,550,000; and (iii) LTPA2s with a target value of $987,500. Pursuant to his Employment Agreement, as amended and restated on March 23, 2023, the non-competition and non-solicitation covenants were extended from 18 months to 24 months following his termination of employment and correspondingly increases the period during which he will be entitled to severance compensation and benefits upon a termination of his employment without Cause or for Good Reason (in each case, as defined in the amended and restated Employment Agreement) from 18 months to 24 months. The other material terms and conditions of the amended and restated Employment Agreement generally remain unchanged from those set forth in his prior Employment Agreements.

▪       Mary Fox.    Effective September 30, 2021, the Company entered into an Employment Agreement with Ms. Fox which is included as Exhibit 10.11 to our 2025 Annual Report. As of May 1, 2024, Ms. Fox’s annual base salary was $550,000, and she was eligible for an AIP Award with a target value of 75% of her base salary ($412,500) and a cap of 150% of her base salary. She was also eligible for annual long-term incentive awards comprised of (i) RSUs and PSUs (equally weighted) with a target value of $1,500,000; (ii) LTPA1s with a target value of $1,550,000; and (iii) LTPA2s with a target value of $987,500.

▪       Keith Siegner.    Effective June 1, 2023, the Company entered into an Employment Agreement with Mr. Siegner which is included as Exhibit 10.18 to our 2025 Annual Report. As of May 1, 2024, Mr. Siegner’s base salary was $464,000, and he was eligible for an AIP Award with a target value of 60% of his base salary ($278,400) up to a cap of 120% of his base salary. He was also eligible for annual long-term incentive awards comprised of (i) RSUs and PSUs (equally weighted) with a target value of $791,000; and (ii) LTPA1s with a target value of $732,000.

Post-Employment Compensation

The Employment Agreements and provisions in our 2017 Equity Plan and award agreements offer post-employment compensation to the NEOs under certain scenarios and contain restrictive covenants applicable for a corresponding period after termination. The table below describes the compensation and benefits payable to the NEOs upon the termination scenarios noted. There are no incremental benefits payable to an NEO upon death, voluntary termination of employment, or termination for cause.

	Death	Disability	Termination of NEO Without Cause	Termination by NEO for Good Reason	Termination of NEO Without Cause or by NEO for Good Reason following Change in Control or Existing Investor Asset Disposal(1)
Salary Continuation	—	4 months for all NEOs	▪ 24 months for CEO ▪ 12 months for other NEOs
AIP Award	—	—	Eligible for pro-rata AIP award based on achievement of performance targets
Health and Life Benefits	—	—	▪ 24 months for CEO ▪ 12 months for other NEOs
Equity(2)	▪ Unvested RSUs, PSUs and LTPAs forfeited ▪ Vested stock options exercisable 12 months after termination date but not later than expiration date		▪ Unvested RSUs and PSUs vest in full ▪ Unvested LTPAs forfeited	▪ Unvested RSUs and PSUs vest in full ▪ Unvested LTPAs forfeited	▪ Unvested RSUs and PSUs vest in full ▪ LTPAs vest pro-rata based on months of service from grant date to termination date

(1)     “Existing Investor Asset Disposal”, which relates to Fiscal 2022 RSU and PSU grants only, means (A) each of the Mistral Equity Partners, LP, Mistral Equity Partners QP and MEP Co-Invest, LLC (the “Mistral Entities”) on the one hand and Satori Strategic Opportunities, LP, Satori Capital III, LP and their respective affiliates on the other hand (the “Satori Entities” and with Mistral, the “Existing Investors”) sell a percentage of their interests for a certain aggregate value, or (B) a “change in control” occurs concurrently with or following the Existing Investors’ disposal of their entire interests in the Company. “Change in control” means any of the following events to occur as a single or series of related transactions, as determined by the Board in its reasonable discretion, that results in: (a) a sale of all or substantially all of the assets of the Company and its subsidiaries or (b) a sale of more than 50% of the Company’s outstanding common stock (whether by merger, recapitalization, consolidation, reorganization, combination or otherwise), determined on a fully diluted basis, to any independent third party or group of independent third parties.

(2)     Treatment of equity upon the termination scenarios described above is governed by the terms of the 2017 Equity Plan and related award agreements.

Potential Payments Upon Termination of Employment or Change in Control

The table below shows potential payments to our NEOs in the event of their termination of employment by the Company without Cause, termination by the executive for Good Reason, and termination due to disability or in connection with a change in control. The payments and benefits extended to the NEOs upon each of these termination scenarios are payable pursuant to the terms of each of their Employment Agreements, the 2017 Equity Plan and related award agreements. Except as otherwise described under the Executive Employment Arrangements section on page 41. The table below assumes the following:

▪       Termination of employment, change of control or Existing Investor Asset Disposal, as applicable, occurred on February 2, 2025, the last day of fiscal 2025;

▪       The Company performed at target levels for purposes of calculating the AIP Award and equity awards; and

▪       The NEOs elected COBRA benefits for the maximum time period allowed under their Employment Agreements.

Name	Disability ($)	Termination of NEO Without Cause or by Executive for Good Reason ($)	Termination of NEO Without Cause or by NEO for Good Reason following Change in Control or Existing Investor Asset Disposal ($)
Shawn Nelson
Cash Severance	183,333	1,100,000	1,100,000
AIP Award	—	412,500	412,500
Health and Life Benefits	—	62,618	62,618
Equity	—	8,319,895	10,816,426
TOTAL	183,333	9,895,013	12,391,544
Mary Fox
Cash Severance	183,333	550,000	550,000
AIP Award	—	412,500	412,500
Health and Life Benefits	—	25,953	25,953
Equity	—	2,494,024	4,990,556
TOTAL	183,333	3,482,478	5,979,009
Keith Siegner
Cash Severance	154,667	464,000	464,000
AIP Award	—	278,400	278,400
Health and Life Benefits	—	25,053	25,053
Equity	—	1,186,093	1,906,273
TOTAL	154,667	1,953,547	2,673,726

Pay Versus Performance

This disclosure has been prepared in accordance with the SEC’s pay versus performance rules in Item 402(v) of Regulation S-K under the 1934 Act (“Item 402(v)”) and does not necessarily reflect value actually realized by the NEOs. The following tables and related disclosures provide information about (i) the total compensation (“SCT Total”) of our principal executive officer (“PEO”) and our non-PEO NEOs (collectively, the “Other NEOs”) as presented in the Summary Compensation Table on page 38, (ii) the “compensation actually paid” (“CAP”) to our PEO and our Other NEOs, as calculated pursuant to Item 402(v), (iii) certain financial performance measures used by the Company when making compensation decisions, and (iv) the relationship of the CAP to those financial performance measures.

Year(1)	Summary Compensation Total for PEO ($)	Compensation Actually Paid to PEO ($)(2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)(2)	Value of Initial Fixed $100 Investment Based On:		Net Income ($M)	Company Selected Measure: Adjusted EBITDA ($M)(4)
					Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(3)
FY25	4,671,414	4,242,538	3,454,639	3,481,915	45	102	11.6	47.8
FY24	9,092,935	3,744,799	1,722,952	917,163	41	87	23.9	54
FY23	3,204,682	(2,926,332)	2,411,309	182,775	229	118	28.2	60.4
FY22	1,640,096	(961,134)	1,798,217	1,123,546	445	122	45.9	55.5
FY21	2,610,303	13,954,746	1,897,737	6,720,312	498	139	14.7	28.3

(1)     The Principal Executive Officer (“PEO”) in all five reporting years is our CEO, Shawn Nelson. The Non-PEO NEOs for fiscal year 2025 are Mary Fox and Keith Siegner. The Non-PEO NEOs for fiscal year 2024 are Jack Krause, Mary Fox, Donna Dellomo, and Keith Siegner. The Non-PEO NEOs for fiscal years 2023 and 2022 are Jack Krause, Mary Fox, and Donna Dellomo. The Non-PEO NEOs for fiscal year 2021 are Jack Krause and Donna Dellomo.

(2)     “Compensation actually paid” amounts to our CEO and NEOs in each of 2025, 2024, 2023, 2022, and 2021, reflect the respective Summary Compensation Total with adjustments shown below as determined pursuant to SEC rules.

(3)     Reflects the total shareholder return indexed to $100 per share for the Russell 2000 Index.

(4)     Adjusted EBITDA is a non-GAAP measure. For a discussion of this measure and for a reconciliation to the most directly comparable GAAP measure, see “Reconciliation of Non-GAAP Financial Measures” in Appendix A of this Proxy Statement.

Year	SCT Total ($)	Minus SCT Change in Pension Value ($)	Plus Pension Value Service Cost ($)	Minus SCT Equity ($)	Plus (Minus) EOY Fair Value of Equity Awards Granted During Fiscal Year that are Outstanding and Unvested at EOY ($)	Plus (Minus) Change from BOY to EOY in Fair Value of Awards Granted in Any Prior Fiscal Year that are Outstanding and Unvested at EOY ($)	Plus Fair Value at Vesting Date of Awards Granted and Vested During the Fiscal Year ($)	Plus (Minus) Change in Fair Value from BOY to Vesting Date of Awards Granted in Any Prior Fiscal Year that Vested During the Fiscal Year ($)	Minus Fair Value at BOY of Awards Granted in Prior Year that were Forfeited During the Fiscal Year ($)	Plus Value of Dividends or Other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Calculated CAP ($)
PEO
2025	$4,671,414	$0	$0	$3,840,346	$3,848,324	$(409,567)	$0	$(27,287)	$0	$0	$4,242,538
2024	$9,092,935	$0	$0	$8,526,949	$3,254,606	$(37,011)	$0	$(38,782)	$0	$0	$3,744,799
2023	$3,204,682	$0	$0	$2,472,858	$1,362,906	$(494,398)	$0	$(4,526,664)	$0	$0	$(2,926,332)
2022	$1,640,096	$0	$0	$732,744	$441,972	$(2,832,849)	$0	$522,391	$0	$0	$(961,134)
2021	$2,610,303	$0	$0	$1,849,542	$3,823,574	$8,807,809	$527,971	$34,631	$0	$0	$13,954,746
Average Non-PEO NEOs
2025	$3,454,639	$0	$0	$2,644,490	$2,640,910	$37,211	$0	$(6,355)	$0	$0	$3,481,915
2024	$1,722,952	$0	$0	$1,267,306	$508,592	$(28,080)	$0	$(18,995)	$0	$0	$917,163
2023	$2,411,309	$0	$0	$1,579,290	$870,419	$(346,322)	$0	$(1,173,341)	$0	$0	$182,775
2022	$1,798,217	$0	$0	$884,257	$538,217	$(606,465)	$0	$277,834	$0	$0	$1,123,546
2021	$1,897,737	$0	$0	$1,160,146	$3,029,668	$2,417,441	$511,489	$24,123	$0	$0	$6,720,313

“SCT” — Summary Compensation Table; “CAP” — Compensation Actually Paid; “EOY” — End of Year; “BOY” — Beginning of Year

Equity valuations above are as follows: Stock option fair values are calculated based on a Monte Carlo simulation as of each measurement date. Performance-based restricted stock fair values are calculated assuming target performance on the grant date. Subsequent valuations reflected probable outcomes at each measurement date and the actual outcome when vested. All time-vested restricted stock fair values are determined based on the valuation assumptions at the time of the grant.

Financial Performance Measures

As described in detail in the “Compensation Discussion and Analysis,” the Company’s executive compensation program consists of several compensation elements reflecting the Company’s pay for performance philosophy, including equity compensation. The most important financial performance measures used to link compensation actually paid to the Company’s named executive officers with the Company’s performance for fiscal 2025 are adjusted EBITDA and net sales.

Relationship Between Compensation Actually Paid and Company Performance

The graphs below show the relationship between “compensation actually paid” to our PEO and Other NEOs and (i) the Company’s adjusted EBITDA performance (non-GAAP), (ii) the Company’s net income performance, and (iii) the Total Shareholder Return (“TSR”) of both the Company and the Russell 2000 Index, in each case for the fiscal years ended 2021, 2022, 2023, 2024 and 2025.

In accordance with Item 402(v), the CAP calculation reflects, among others, adjustments to the fair value of equity awards during the years presented. Factors impacting the fair value of equity awards include the price of our common stock at year end, as well as the projected and actual achievement of performance goals.

CEO Pay Ratio

Under SEC rules, the Company is providing the following information for fiscal year 2025:

▪       The total compensation of the median employee, excluding the CEO, was $23,069

▪       The annual total compensation of the CEO was $4,547,664

▪       The ratio of CEO total compensation to median employee total compensation: 197 to 1

Our CEO pay ratio information is a reasonable good faith estimate calculated in a manner consistent with the SEC pay ratio rules and methods for disclosure.

In order to determine the median employee, the Company examined W2 wages for the 2024 calendar year for all employees, excluding our CEO, employed as of December 31, 2024. On the determination date, our employee population consisted of 2,037 individuals, all located in the United States. This population consisted of our full-time, part-time, seasonal and temporary employees. There are no employee exclusions considered for median employee determination. Our median employee is an hourly associate, employed at an hourly rate of $18.80, working part-time. Our part-time employees are also eligible to participate in a field incentive program.

Once we identified our median employee, we combined all the elements of the median employee’s compensation for fiscal year 2025 to determine the median employee total compensation in accordance with the requirements of item 402(c)(2)(x) of Regulation S-K and compared such total compensation to the total compensation of our CEO, as reported in the Summary Compensation Table.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock by:

▪       each stockholder known by us to be the beneficial owner of more than 5% of our outstanding common stock based solely on our review of filings with the SEC pursuant to Section 13(d) or 13(g) of the Exchange Act,

▪       each of our current directors, nominees and named executive officers, and

▪       all of our current executive officers, directors and nominees as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Shares of common stock subject to options or RSUs currently exercisable, or exercisable within 60 days of April 17, 2025, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or RSU but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except as disclosed in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder.

Information set forth in the table with respect to beneficial ownership of common stock has been obtained from filings made by the named beneficial owners with the SEC as of April 17, 2025, or, in the case of our current executive officers and directors, has been provided to us by such individuals. We have based our calculation of the percentage of beneficial ownership of 14,845,078 shares of our common stock outstanding as of April 17, 2025. Except as otherwise noted, the address of each person or entity in the following table is c/o The Lovesac Company, 421 Atlantic Street, Suite 200, Stamford, Connecticut 06901.

Name	Number of Outstanding Shares Owned	Shares Subject to Options and RSUs(16)	Total Beneficial Ownership	Percent of Shares Outstanding
5% Stockholders:
BlackRock, Inc.(1)	1,174,234	—	1,174,234	7.91%
Senvest Management(2)	1,106,767	—	1,106,767	7.46%
Anson Funds(3)	1,045,665	—	1,045,665	7.04%
Hood River Capital Management(4)	986,947	—	986,947	6.65%
Dimensional Fund Advisors LP(5)	855,904	—	855,904	5.77%
The Vanguard Group(6)	829,792	—	829,792	5.59%
FMR LLC(7)	827,372	—	827,372	5.57%
Executive Officers, Directors and Nominees:
Shawn Nelson(8)(9)	218,274	339,322	557,596	3.67%
Mary Fox	29,012	9,615	38,627	*
Keith Siegner	9,563	5,070	14,633	*
Jack A. Krause	155,469	4,808	160,227	1.08%
Andrew R. Heyer(10)(11)	340,540	4,808	349,386	2.35%
John Grafer(12)(13)	625,890	4,808	630,698	4.25%
Sharon M. Leite(14)	16,158	4,808	20,966	*
Walter F. McLallen(15)	31,242	11,510	42,752	*
Vineet Mehra	11,876	4,808	16,684	*
Shirley Romig	14,265	4,808	19,073	*
All Executive Officers, Directors and Nominees as a group (10 persons)	1,452,289	398,403	1,850,692	12.46%

*        Represents beneficial ownership of less than one percent (1%).

(1)     Based on information contained in a Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) on January 26, 2024 reporting ownership of these shares as of December 31, 2023. According to the Schedule 13G/A, BlackRock reported that, as of December 31, 2023, it had sole voting power for 1,167,298 shares of our common stock and sole dispositive power for 1,174,234 shares of our common stock. BlackRock’s 50 Hudson Yards, New York, New York 10001.

(2)     Based on information contained in a Schedule 13G/A filed by Senvest Management LLC (“Senvest”) and Richard Mashaal on February 13, 2025 reporting ownership of these shares as of December 31, 2024. According to the Schedule 13G/A, Senvest reported that, as of December 31, 2024, it had shared voting and shared dispositive power for 1,106,767 shares of our common stock that are held by Senvest Master Fund, LP. Senvest’s and Mr. Mashaal’s address is 540 Madison Avenue, 32nd Floor, New York, New York 1002.

(3)     Based on information contained in a Schedule 13D/A filed by Anson Funds Management LP (“Anson”), Anson Management GP LLC (“Anson GP”), Tony Moore, Anson Advisors Inc. (“Anson Advisors”), Amin Nathoo and Moez Kassam on April 14, 2025 reporting ownership of these shares as of April 10, 2025. According to the Schedule 13D, Anson, Anson GP, Anson Advisors and Messrs. Moore, Nathoo and Kassam reported that, as of April 10, 2025, they had shared voting and shared dispositive power for 1,045,665 shares of our common stock. Anson’s, Anson GP’s and Mr. Moore’s address is 16000 Dallas Parkway, Suite 800, Dallas, Texas 75248. Anson Advisors’, Mr. Nathoo’s and Mr. Kassam’s address is 181 Bay Street, Suite 4200, Toronto, Ontario M5J 2T3.

(4)     Based on information contained in a Schedule 13G/A filed by Hood River Capital Management LLC (“Hood River”) on February 14, 2025 reporting ownership of these shares as of December 31, 2024. According to the Schedule 13G/A, Hood River reported that, as of December 31, 2024, it had sole dispositive power for 986,947 shares of our common stock. Hood River’s address is 2373 PGA Boulevard, Suite 200, Palm Beach Gardens, Florida 33410.

(5)     Based on information contained in a Schedule 13G filed by Dimensional Fund Advisors LP (“Dimensional”) on October 31, 2024 reporting ownership of these shares as of September 30, 2024. According to the Schedule 13G, Dimensional reported that, as of September 30, 2024, it had sole voting power for 838,723 shares of our common stock and sole dispositive power for 855,904 shares of our common stock. Dimensional’s address is 6300 Bee Cave Road, Building One, Austin, Texas 78746.

(6)     Based on information contained in a Schedule 13G filed by The Vanguard Group (“Vanguard”) on February 13, 2024 reporting ownership of these shares as of December 29, 2023. According to the Schedule 13G, Vanguard reported that, as of December 29, 2023, it had shared voting power for 22,857 shares of our common stock, sole dispositive power for 801,668 shares of our common stock, and shared dispositive power for 28,124 shares of our common stock. Vanguard’s address is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(7)     Based on information contained in a Schedule 13G/A filed by FMR LLC (“FMR”) and Abigail P. Johnson on March 7, 2025 reporting ownership of these shares as of February 28, 2025. According to the Schedule 13G, FMR reported that, as of February 28, 2025, it had sole voting power for 826,983 shares of our common stock and sole dispositive power for 827,372 shares of our common stock. FMR’s address is 245 Summer Street, Boston, Massachusetts 02210.

(8)     Includes 52,094 shares of common stock held by The LDPV Holding Trust, dated October 1, 2018, of which Mr. Nelson’s spouse is trustee and Mr. Nelson has sole authority over the disposition of the shares of common stock held by the trust.

(9)     Includes 91,000 shares of common stock pledged by Mr. Nelson to secure a loan as approved by the Board of Directors.

(10)   Based on information contained in a Form 4 filed on April 18, 2024 by Mr. Andrew R. Heyer reporting ownership of these shares as of April 16, 2024, includes 241,518 shares of common stock held directly by Mr. Heyer, 10,000 shares of common stock held by Mr. Heyer’s spouse, 1,749 shares of common stock held indirectly by MEP Co-Invest, LLC (“MEP Co-Invest”) which is an entity controlled by Mr. Heyer; 37,282 shares of common stock held by Heyer Investment Management, LLC and19,891 shares of common stock held by Andrew R. Heyer 2007 Associates, L.P., each of which Mr. Heyer controls; 2,500 shares purchased for the benefit of the Charlotte Heyer Trust, 2,500 shares purchased for the benefit of the Daniel Heyer Trust, 2,800 shares purchased for the benefit of the Eleanor Heyer Trust, 2,800 shares purchased for the benefit of the Georgina Heyer Trust, 2,500 shares purchased for the benefit of the Max Heyer Trust, 1,000 shares purchased for the benefit of the Sabrina Belle Heyer Trust, 2,000 shares purchased for the benefit of the Harris Heyer Trust, 2,000 shares purchased for the benefit of the James Heyer Trust, 2,000 shares purchased for the benefit of the Peter Justin Heyer Trust, 2,000 shares purchased for the benefit of the William Heyer Trust (collectively, the “Heyer Trusts”), 5,000 shares purchased for the benefit of the Heyer Family Foundation and 3,000 shares purchased for the benefit of the Heyer Charitable Lead Annuity Trust. The reporting person is a trustee of each of the Heyer Trusts, the Heyer Family Foundation and the Heyer Charitable Lead Annuity Trust. Pursuant to Rule 16a-1 of the Exchange Act, Mr. Heyer may be deemed to have beneficial ownership of certain of the securities that are beneficially owned by MEP Co-Invest.

(11)   Includes 24,203 shares of common stock acquired upon the vesting of RSUs which have been deferred.

(12)   Based on information contained in a Form 4 filed jointly filed by Mr. John R. Grafer, Satori Capital, LLC (“Satori Capital”), SCGPM, LLC (“SCGPM”), Satori Capital Strategic Opportunities GP, LLC (“Satori CSOGP”), Satori Capital Strategic Opportunities, LP (“Satori CSO”), Satori Capital III GP, LLC (“SCIIIGP”), Satori Capital III, LP (“SCIII”), Sunny Vanderbeck and Randy Eisenman (together, the “Satori Holders”) filed on June 4, 2024, reporting ownership of these shares as of June 1, 2024. Satori CSOGP, is the general partner of Satori CSO, and SCIIIGP is the general partner of SCIII. SCGPM is the manager of Satori CSOGP and SCIIIGP and may be deemed to share voting and dispositive power with respect to the shares held by Satori CSO and SCIII. SCGPM is wholly owned and controlled by Satori Capital, which is indirectly owned and controlled by Sunny Vanderbeck and Randy Eisenman through entities that Sunny Vanderbeck or Randy Eisenman own or control. Numbers of shares of common stock beneficially owned by Satori Capital, Mr. Vanderbeck and Mr. Eisenman also include shares of common stock issued in respect of certain restricted stock units RSUs granted to Mr. Grafer, a partner at Satori Capital, by the Company, in connection with his service as a member of the board of directors of the Company. Pursuant to the policies of Satori Capital, Mr. Grafer holds the RSUs granted to him by the Company as a nominee on behalf, and for the sole benefit, of Satori Capital. Mr. Grafer disclaims beneficial ownership of any such RSUs and any common stock issued in respect thereof, and of any other securities held by the Satori Holders. Pursuant to Rule 16a-1 of the Exchange Act, Mr. Grafer may be deemed to have beneficial ownership of certain of the securities that are beneficially owned by Satori CSO and SCIII. Mr. Grafer disclaims beneficial ownership of the securities owned by Satori CSO and SCIII.

(13)   Includes 10,616 shares of common stock acquired upon the vesting of RSUs which have been deferred.

(14)   Includes 4,131 shares of common stock acquired upon the vesting of RSUs which have been deferred.

(15)   Includes 6,490 shares of common stock acquired upon the vesting of RSUs which have been deferred.

(16)   Reflects options exercisable and RSUs vesting within sixty days of April 17, 2025. For Mr. Heyer includes 8,846 RSUs eligible to vest within sixty days of April 15, 2024 that have been deferred.

CERTAIN RELATIONSHIPS AND
RELATED PARTY TRANSACTIONS

Related Party Transactions Policy

We have adopted a policy with respect to the review, approval and ratification of related party transactions. Under the policy, the Audit Committee is responsible for reviewing and approving related party transactions. The policy applies to transactions, arrangements and relationships (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which the aggregate amount involved will, or may be expected to, exceed $120,000 with respect to any fiscal year, and in which we (or one of our subsidiaries) are a participant and in which a related party has or will have a direct or indirect material interest. In the course of reviewing potential related party transactions, the Audit Committee will consider the nature of the related party’s interest in the transaction; the presence of standard prices, rates or charges or terms otherwise consistent with arms-length dealings with unrelated third parties; the materiality of the transaction to each party; the reasons for the Company entering into the transaction with the related party; the potential effect of the transaction on the status of a director as an independent, outside or disinterested director or committee member; and any other factors the Audit Committee may deem relevant.

We are not aware of any related party transactions that require disclosure under Item 404 of Regulation S-K.

Proposal 3

RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) as the independent registered public accounting firm to audit the financial statements of our Company for the fiscal year ending February 1, 2026 and recommends that stockholders vote in favor of the ratification of such appointment. Stockholder ratification of the selection of Deloitte as our independent registered public accounting firm is not required by law or otherwise. However, the Board, upon the recommendation of the Audit Committee, is submitting the selection of Deloitte to stockholders for ratification as a matter of good governance. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. We anticipate that representatives of Deloitte will be present at the Annual Meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

Fees

We regularly review the services and fees from our independent registered public accounting firm. These services and fees are also reviewed with the Audit Committee annually. In accordance with standard policy, Deloitte will rotate the individuals who are responsible for the Company’s audit.

In addition to performing the audit of the Company’s financial statements, Deloitte provided various other services during fiscal 2025 and 2024. The Audit Committee has determined that Deloitte’s provision of these services, which are described below, does not impair Deloitte’s independence with respect to the Company.

The following table shows the aggregate fees paid (including related expenses) or accrued for audit and other services provided for fiscal 2025 and 2024:

	FY2025	FY2024
Audit fees(1)	$ 1,055,100	$ 1,834,000
Audit-related fees(2)	—	15,000
Tax fees	—	—
All other fees(3)	1,914	1,914
Total fees	$ 1,057,014	$ 1,850,914

(1)     Audit fees consisted of fees for the audit of the Company’s annual financial statements, including audited financial statements presented in our annual reports, review services in connection with quarterly Form 10-Qs and services that are normally provided in connection with regulatory filings, including registration statements, for those years. For fiscal 2024, fees also include those related to the restatements of the Company’s fiscal 2023 financial statements included in a Form 10-K/A and of fiscal 2024 first quarter financial statements included on a Form 10-Q/A during this period, and related amendments.

(2)     Audit-related fees consisted of fees incurred in conjunction with regulatory audits, due diligence and accounting consultations.

(3)     Other Fees for fiscal 2025 and 2024 consisted of subscription fees for an accounting resource library.

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. All of the services relating to the fees described in the table above were approved by the Audit Committee in accordance with the Audit Committee’s pre-approval policy.

Vote Requirement

Approval of the ratification of the appointment of Deloitte as our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at the meeting or represented by proxy and entitled to vote on this proposal. If you hold your shares through a broker and you do not instruct the broker how to vote, your broker will have the authority to vote your shares in its discretion on this proposal. Abstentions will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2026.

Other Matters

Report of the Audit Committee

This report of the Audit Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

The principal purpose of the Audit Committee is to assist the Board in its oversight of (i) the integrity of our accounting and financial reporting processes and the audits of our financial statements; (ii) our system of disclosure controls and internal controls over financial reporting; (iii) our compliance with legal and regulatory requirements; (iv) the qualifications and independence of our independent auditor; (v) the performance of our independent auditor; and (vi) the business practices and ethical standards of the Company. The Audit Committee is responsible for the appointment, compensation, retention and oversight of work of the Company’s independent auditor. The Audit Committee’s function is more fully described in its charter.

Our management is responsible for the preparation, presentation and integrity of our financial statements, for the appropriateness of the accounting principles and reporting policies that we use and for establishing and maintaining adequate internal control over financial reporting. Deloitte & Touche, or Deloitte, our independent registered public accounting firm for the year ending February 2, 2025, was responsible for performing an independent audit of our financial statements included in our Annual Report on Form 10-K for the year ended February 2, 2025 and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed with management our audited financial statements included in our Annual Report on Form 10-K for the year ended February 2, 2025.

The Audit Committee has also reviewed and discussed with Deloitte the audited financial statements in the Form 10-K. In addition, the Audit Committee discussed with Deloitte those matters required to be discussed under applicable standards of the Public Company Accounting Oversight Board (the “PCAOB”). Deloitte provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence. The Audit Committee also discussed with Deloitte its independence from the Company.

Based upon the review and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for filing with the SEC for the year ended February 2, 2025.

THE AUDIT COMMITTEE
Walter F. McLallen, Chair Sharon M. Leite Vineet Mehra

Delivery of Documents to Stockholders Sharing an Address

We have adopted a procedure approved by the SEC called “householding” under which multiple stockholders who share the same address will receive only one copy of the Annual Report, Proxy Statement, or Notice of Internet Availability of Proxy Materials, as applicable, unless we receive contrary instructions from one or more of the stockholders. If you wish to opt out of householding and receive multiple copies of the proxy materials at the same address, you may do so by notifying us by telephone at (888) 636-1223, by email at Secretary@lovesac.com, or by mail at 421 Atlantic Street, Suite 200, Stamford, CT 06901, and we will promptly deliver the requested materials.

You also may request additional copies of the proxy materials by notifying us by telephone or in writing at the same telephone number, email address, or address. If you are currently receiving multiple copies of the proxy materials and wish to receive only one copy at the same address, then please notify us by telephone or in writing at the same telephone numbers and addresses above. A number of brokerage firms with account holders have instituted householding. Once a stockholder has consented or receives notice from his or her broker that the broker will be householding materials to the stockholder’s address, householding will continue until the stockholder is notified otherwise or until one or more of the stockholders revokes his or her consent. Stockholders with shares registered in the name of a brokerage firm or bank may contact their brokerage firm or bank to request information about householding.

Stockholder Proposals for Fiscal 2026 Annual Meeting of Stockholders

Stockholders who, in accordance with Rule 14a-8 of the Exchange Act, wish to present proposals at the Company’s fiscal 2026 Annual Meeting of Stockholders to be held in 2026 and wish to have those proposals included in the Company’s Proxy Statement and form of proxy must submit their proposals and be received by the Company at the principal executive offices of the Company no later than the close of business on December 25, 2025. In order to be eligible for inclusion in our 2026 proxy statement, any matter so submitted, including stockholder proposals for candidates for nomination for election to the Board, must meet the requirements set forth in the rules and regulations of the SEC, including Rule 14a-8, and comply with the provisions of our Bylaws and be submitted in writing to the Secretary at the principal executive offices.

Stockholders wishing to make a director nomination or bring a proposal before the annual meeting to be held in fiscal 2026 (but not include it in the Company’s proxy materials) must provide written notice of such proposal to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on March 12, 2026 and not earlier than the close of business on February 10, 2026. However, if the Company changes the date of the 2026 Annual Meeting of Stockholders to a date more than 30 days before or after the anniversary of the fiscal 2025 Annual Meeting, then such notice must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made by the Company. The stockholder must also provide all of the information and follow the procedures required by our Bylaws. Submitting a notice does not ensure that the proposal will be raised at the 2025 Annual Meeting. We will not permit stockholder proposals that do not comply with the foregoing notice requirement to be brought before the 2025 Annual Meeting.

In addition to satisfying the above advance notice requirements, in order to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company’s Corporate Secretary that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 11, 2026.

Proposals should be addressed to The Lovesac Company, Attn: Corporate Secretary, 421 Atlantic Street, Suite 200, Stamford, Connecticut, 06901.

Stockholder Communications

Stockholders and interested parties may communicate directly with the Board, a committee of the Board, the independent directors as a group, or any individual director by writing to: Board of Directors, c/o Secretary, 421 Atlantic Street, Suite 200, Stamford, Connecticut 06901, or by emailing to Secretary@lovesac.com. The Secretary reviews all communications sent to the Board of Directors and regularly provides to the Board a summary of communications that relate to the functions of the Board or a committee of the Board or that otherwise require Board attention. Certain items unrelated to the duties and responsibilities of the Board will not be forwarded to the Board including, without limitation, business solicitations, advertisements and surveys; requests for donations and sponsorships; job applications or resumes; product inquiries and complaints; unsolicited ideas and business proposals; or any materials that are threatening, illegal or do not relate to the responsibilities of the Board. Other communications that relate to the functions of the Board or committee will be provided to the Board or to an individual director, as appropriate. Concerns relating to accounting, internal accounting controls or auditing matters will be referred directly to the Chair of the Audit Committee.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. We make available free of charge on or through our Internet website, https://investor.lovesac.com, our reports and other information filed with or furnished to the SEC and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our Corporate Governance Guidelines, Code of Ethics, and charters of the Board committees may also be accessed on our website. The SEC’s Internet website, www.sec.gov, also contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC.

Cautionary Note on Forward-Looking Information

Certain statements contained herein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”), including statements regarding our governance goals, commitments, and strategies, and our executive compensation program. Forward-looking statements are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different from the statements made herein. All statements other than statements of historical fact included in this proxy statement are forward-looking statements. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “future,” “intend,” “likely,” “outlook,” “potential,” “project,” “projection,” “plan,” “seek,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” the negatives thereof and other similar expressions.

All forward-looking statements are expressly qualified in their entirety by these cautionary statements. Some of the factors which could cause results to differ materially from the Company’s expectations include the risks and uncertainties disclosed in Part I, Item 1A of our Form 10-K under the heading “Risk Factors” and in our most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent Securities and Exchange Commission filings.

The forward-looking statements included herein are made only as of the date hereof. We undertake no obligation to publicly update any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

Other Matters

To the extent that this proxy statement is incorporated by reference into any other filing by Lovesac under the Exchange Act or the Securities Act of 1933, the sections of this proxy statement titled “Compensation Committee Report,” “Report of the Audit Committee,” and “Pay Versus Performance Disclosure,” to the extent permitted by the rules of the SEC, will not be deemed incorporated into such a filing, unless specifically provided otherwise in the filing. In addition, such sections will not be deemed to be soliciting material for purposes of the solicitation of proxies in connection with the annual meeting.

All website addresses contained in this proxy statement are intended to be inactive, textual references only. The information on, or accessible through, any website (including the Lovesac website) identified in this proxy statement is not a part of, and is not incorporated by reference into, this proxy statement.

__________________

We currently know of no other matters to be voted on at the 2025 Annual Meeting. If any other matters properly come before the meeting, the persons named in the form of proxy intend to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by execution of the proxy.

BY ORDER OF THE BOARD OF DIRECTORS

Appendix A

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA is defined as a non-GAAP financial measure by the Securities and Exchange Commission (the “SEC”) that is a supplemental measure of financial performance not required by, or presented in accordance with, GAAP. We define “Adjusted EBITDA” as earnings before interest, taxes, depreciation and amortization, adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include management fees, equity-based compensation expense, write-offs of property and equipment, deferred rent, financing expenses and certain other charges and gains that we do not believe reflect our underlying business performance. We have reconciled this non-GAAP financial measure with the most directly comparable GAAP financial measure within the schedules attached hereto. Statements regarding our expectations as to fiscal 2026 Adjusted EBITDA do not include certain charges and costs. These items include equity-based compensation expense and certain other charges and gains that we do not believe reflect our underlying business performance. We are not able to provide a reconciliation of our non-GAAP financial guidance to the corresponding GAAP measures without unreasonable effort because of the uncertainty and variability of the nature and amount of these future charges and costs. This is due to the inherent difficulty of forecasting the timing of certain events that have not yet occurred and are out of the Company’s control.

We believe that these non-GAAP financial measures not only provide its management with comparable financial data for internal financial analysis but also provide meaningful supplemental information to investors. Specifically, these non-GAAP financial measures allow investors to better understand the performance of our business, facilitate a more meaningful comparison of our actual results on a period-over-period basis and provide for a more complete understanding of factors and trends affecting our business. We have provided this information as a means to evaluate the results of our ongoing operations alongside GAAP measures such as gross profit, operating income (loss) and net income (loss). Other companies in our industry may calculate these items differently than we do. These non-GAAP measures should not be considered as a substitute for the most directly comparable financial measures prepared in accordance with GAAP, such as net income (loss) or net income (loss) per share as a measure of financial performance, cash flows from operating activities as a measure of liquidity, or any other performance measure derived in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

The following table shows a reconciliation of non-GAAP financial measures used in this Proxy Statement to the most directly comparable GAAP financial measures.

THE LOVESAC COMPANY
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited)

(amounts in thousands)	Thirteen weeks ended February 2, 2025	Fourteen weeks ended February 4, 2024	Fifty-two weeks ended February 2, 2025	Fifty-three weeks ended February 4, 2024
Net income	$ 35,307	$ 30,952	$ 11,556	$ 23,861
Interest income, net	(661)	(786)	(2,800)	(1,747)
Income tax expense	12,953	10,218	4,893	7,962
Depreciation and amortization	3,786	3,456	14,710	12,603
EBITDA	51,385	43,840	28,359	42,679
Equity-based compensation(a)	1,261	1,092	8,009	4,461
Loss on disposal of assets(b)	66	73	140	235
Other non-recurring expenses(c)	1,160	3,361	11,279	6,645
Adjusted EBITDA	$ 53,872	$ 48,366	$ 47,787	$ 54,020

(a)     Represents expenses, such as compensation expense and employer taxes related to RSU equity vesting and exercises associated with stock options and restricted stock units granted to our associates and board of directors. Employer taxes are included as part of selling, general and administrative expenses on the Statements of Operations.

A-1

(b)     Represents loss on disposal of property and equipment.

(c)     Other non-recurring expenses in the thirteen weeks ended February 2, 2025 represents professional fees related to the restatement of previously issued financial statements, severance, and expenses associated with other legal matters, partially offset by benefits related to insurance proceeds. Other non-recurring expenses in the fifty-two weeks ended February 2, 2025 also includes a settlement with the SEC and infrequent and unusual production costs. Other non-recurring expenses in the fourteen and fifty-three weeks ended February 4, 2024 represents professional fees related to the restatement of previously issued financial statements, severance, gain on the termination of a lease, and legal settlements. Other non-recurring expenses in the fifty-three weeks ended February 4, 2024 were partially offset by business loss proceeds received from an insurance settlement.

A-2

ANNUAL MEETING OF STOCKHOLDERS OF THE LOVESAC COMPANY June 10, 2025 at 10:00 a.m. EDT PROXY VOTING INSTRUCTIONS INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-201-299-4446 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM Eastern Time the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via https://equiniti.com/us/ast-access to enjoy online access. COMPANY NUMBER ACCOUNT NUMBER Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders: The Notice of Meeting, proxy statement, proxy card and Annual Report on Form 10-K are available at http://www.astproxyportal.com/ast/22259 Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 20730300000000000000 9 061025 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS, AND “FOR” PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. Election of Directors: FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) NOMINEES: O John Grafer O Andrew Heyer O Sharon Leite O Walter McLallen O Vineet Mehra O Shawn Nelson O Shirley Romig FOR AGAINST ABSTAIN 2. To provide advisory approval of the Company’s fiscal 2025 compensation for its named executive officers. FOR AGAINST ABSTAIN 3. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 1, 2026. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR ALL NOMINEES” in Proposal 1, and “FOR” Proposals 2 and 3. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

THE LOVESAC COMPANY Proxy for Annual Meeting of Stockholders at 10:00 AM Eastern Time on June 10, 2025 Solicited on Behalf of the Board of Directors The stockholder(s) hereby appoint(s) Mary Fox and Megan Preneta, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of The Lovesac Company that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM Eastern Time on June 10, 2025 and any adjournment or postponement thereof. The Annual Meeting of Stockholders will be held virtually. In order to attend the meeting, you must register at http://www.viewproxy.com/LovesacCompany/2025/ by 11:59 PM Eastern Time on June 9, 2025. On the day of the Annual Meeting of Stockholders, if you have properly registered, you may enter the meeting at http://www.viewproxy.com/LovesacCompany/2025/ by logging in using the password you received via email in your registration confirmation. Further instructions on how to attend and vote at the Annual Meeting of Stockholders are contained in the Proxy Statement in the section titled “General Information”. (Continued and to be signed on the reverse side.) 1.1 14475